UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MKS Inc.

(Name of Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials.

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MKS INC.

2 Tech Drive

Andover, Massachusetts 01810

March 31, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of MKS Inc. to be held on Monday, May 11, 2026 at 10:00 a.m., Eastern Time, at our headquarters at 2 Tech Drive, Andover, Massachusetts 01810.

The attached notice of the Annual Meeting and proxy statement describe the business to be transacted at the Annual Meeting and provide additional information about us that you should know when voting your shares. The principal business at the Annual Meeting will be (i) the election of three Directors, each for a one-year term, (ii) the approval of the Amended and Restated 2022 Stock Incentive Plan, (iii) the approval, on an advisory basis, of executive compensation, (iv) the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026, (v) the approval, on an advisory basis, of a Company proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 25%, and (vi) the consideration of a shareholder proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 10%, if properly presented at the meeting.

Whether or not you plan to attend the Annual Meeting, please carefully review the attached proxy materials and take the time to cast your vote.

On behalf of MKS, I would like to express our appreciation for your continued interest in our Company.

Sincerely,

JOHN T.C. LEE President and Chief Executive Officer

MKS INC.

2 Tech Drive

Andover, Massachusetts 01810

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, MAY 11, 2026 at 10:00 A.M. EASTERN TIME

To our Shareholders:

The 2026 Annual Meeting of Shareholders of MKS Inc., a Massachusetts corporation, will be held on Monday, May 11, 2026 at 10:00 a.m., Eastern Time, at our headquarters at 2 Tech Drive, Andover, Massachusetts 01810, for the following purposes:

1.	The election of three Directors, each for a one-year term;
2.	The approval of the Amended and Restated 2022 Stock Incentive Plan;
3.	The approval, on an advisory basis, of executive compensation;
4.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026;
5.	The approval, on an advisory basis, of a Company proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 25%; and
6.	To consider a shareholder proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 10%, if properly presented at the meeting.

The shareholders will also act on any other business as may properly come before the meeting.

We provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we mail to our shareholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice. We are mailing the Notice on or about March 31, 2026, and it contains instructions on how to access the proxy statement and our Annual Report for the fiscal year ended December 31, 2025, which we refer to as the 2025 Annual Report, over the Internet. The Notice also contains instructions on how our shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive the Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

The Board of Directors has fixed the close of business on March 3, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, we urge you to vote your shares.

If you are a shareholder of record, you may vote by using the Internet or calling the toll-free telephone number as described in the instructions included in your Notice, or, if you received a paper copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction card. If you are a beneficial shareholder (meaning the shares you own are held in “street name” by a bank, broker, or other nominee), you may vote by following the instructions your bank, broker, or other nominee provides to you. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors,

KATHLEEN F. BURKE Secretary

Andover, Massachusetts

March 31, 2026

i

ii

MKS INC.

2 Tech Drive

Andover, Massachusetts 01810

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MKS Inc., a Massachusetts corporation, for use at the 2026 Annual Meeting of Shareholders to be held on Monday, May 11, 2026 at 10:00 a.m., Eastern Time, at our headquarters at 2 Tech Drive, Andover, Massachusetts 01810, and at any adjournment or postponement thereof, which we refer to as the 2026 Annual Meeting. References in this proxy statement to “we,” “us,” the “Company,” or “MKS” refer to MKS Inc. and its consolidated subsidiaries.

All proxies will be voted in accordance with the applicable shareholder’s instructions. If no choice is specified in the proxy, the shares will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR each director nominee, FOR each of Proposals 2, 3, 4, and 5, and AGAINST the shareholder proposal in Proposal 6. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation to the Secretary of MKS or by voting during the 2026 Annual Meeting. Attendance at the 2026 Annual Meeting will not in itself be deemed to revoke a proxy.

We provide access to our proxy materials over the Internet under the “notice and access” rules of the U.S. Securities and Exchange Commission, which we refer to as the SEC. As a result, we mail to our shareholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice. We are mailing the Notice on or about March 31, 2026. The Notice contains instructions on how to access the proxy statement and our Annual Report for the fiscal year ended December 31, 2025, which we refer to as the 2025 Annual Report, over the Internet. The Notice also contains instructions on how our shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive the Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

Important notice regarding the availability of proxy materials for the 2026 Annual Meeting to be held on May 11, 2026: This proxy statement and the 2025 Annual Report are available for viewing, printing, and downloading free of charge at investor.mks.com/annual-meeting-materials.

VOTING OF SECURITIES AND VOTES REQUIRED

At the close of business on March 3, 2026, the record date for the determination of shareholders entitled to notice of, and to vote at, the 2026 Annual Meeting, there were issued and outstanding and entitled to vote 67,321,698 shares of our common stock, no par value per share, which we refer to as our Common Stock. Each outstanding share entitles the record holder to one vote on each matter submitted at the 2026 Annual Meeting.

In order to transact business at the 2026 Annual Meeting, we must have a quorum. Under our Second Amended and Restated By-Laws, as amended, or our By-Laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2026 Annual Meeting shall constitute a quorum for the transaction of business at the 2026 Annual Meeting. Shares of Common Stock held by shareholders present at the 2026 Annual Meeting or represented by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the 2026 Annual Meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

MKS INC. | 2026 PROXY STATEMENT	1

For the election of directors (Proposal 1), you may vote “For” or “Withhold” for each director nominee. The affirmative vote of the holders of a plurality of the votes cast on the matter is required for the election of directors; provided, however, any director nominee who receives a greater number of withhold votes than affirmative votes, which we refer to as a Majority Withheld Vote, in an uncontested election must offer to tender to the Board of Directors his or her resignation promptly following the certification of election results. The Board of Directors must accept or reject a resignation within 90 days following the certification of election results and publicly disclose its decision. Accordingly, the nominees who receive the highest number of votes of the shares present, in person or by proxy, and entitled to vote shall be elected to the available Director positions, and in the event any nominee receives a Majority Withheld Vote, the resignation policy will apply as summarized here and as set forth in Section B.4 of our Corporate Governance Guidelines, which are posted on our website at www.mks.com/corporate-governance under Corporate Governance Documents.

For the vote on our Amended and Restated 2022 Stock Incentive Plan (Proposal 2), the advisory vote on executive compensation (Proposal 3), the ratification of PricewaterhouseCoopers LLP (Proposal 4), the advisory vote on the Company proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 25% (Proposal 5), and the shareholder proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 10% (Proposal 6), you may vote “For,” “Against,” or “Abstain.” Proposals 2, 3, 4, 5 and 6 require the affirmative vote of the holders of a majority of the votes cast on the matter.

Shares held by shareholders who abstain from voting as to a particular matter, and “broker non-votes,” which are shares held in “street name” by banks, brokers, or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, are not counted as votes with respect to any of the items to be voted on at the 2026 Annual Meeting. Accordingly, we expect abstentions and broker non-votes will have no effect on the voting on the proposals. We expect that brokers will not have discretionary authority to vote on Proposals 1, 2, 3, 5 and 6 and will have discretionary authority to vote on Proposal 4. If the shares you own are held in street name by a bank, broker, or other nominee, then your bank, broker, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your bank, broker, or other nominee provides to you.

For additional details about voting and attending the 2026 Annual Meeting, see “Voting and Meeting Information” below.

MKS INC. | 2026 PROXY STATEMENT	2

VOTING AND MEETING INFORMATION

The following sections provide additional details about voting and attending the 2026 Annual Meeting.

Voting Your Shares

If you are a shareholder of record, you may vote your shares in any of the following ways:

Internet

You may vote your shares in advance of the 2026 Annual Meeting via the Internet by accessing our online portal at www.proxyvote.com. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on May 10, 2026.

Telephone

You may vote your shares in advance of the 2026 Annual Meeting telephonically by calling 1-800-690-6903 and following the instructions on your proxy card. Proxies submitted by telephone must be received by 11:59 p.m. Eastern Time on May 10, 2026.

Mail

If you received a paper copy of the proxy materials, you may vote your shares in advance of the 2026 Annual Meeting by completing, signing, dating, and returning your proxy card or voting instruction card. Proxies submitted via mail must be received by May 10, 2026.

In-Person at the 2026 Annual Meeting

You may vote your shares during the 2026 Annual Meeting by (i) if you received a paper copy of the proxy materials, completing your proxy card or voting instruction card or (ii) if you did not receive a paper copy of the proxy materials, completing a ballot to be provided by the Company at the 2026 Annual Meeting. If you have previously submitted your proxy and you vote your shares in accordance with these instructions during the 2026 Annual Meeting, your previously submitted proxy will be revoked.

If you are a beneficial shareholder (meaning the shares you own are held in “street name” by a bank, broker, or other nominee), your bank, broker, or other nominee will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. You must instruct your bank, broker, or other nominee how to vote with respect to the election of directors, the Amended and Restated 2022 Stock Incentive Plan, the executive compensation advisory vote, the advisory vote on the Company proposal to reduce the threshold percentage of shareholders required to call a special meeting, and the shareholder proposal to reduce the threshold percentage of shareholders required to call a special meeting; your bank, broker, or other nominee cannot exercise its discretion to vote on these matters on your behalf. Many banks and brokers offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or broker on your vote instruction form. You may only vote your shares in-person at the 2026 Annual Meeting if you obtain a proxy issued in your name from your bank, broker, or other nominee. For instructions on how to revoke or change your vote, you should contact your bank, broker, or other nominee.

Attending the 2026 Annual Meeting

Admission of shareholders of record and beneficial shareholders to the 2026 Annual Meeting will begin at 9:45 a.m. Eastern Time. Shareholders of record who wish to attend the meeting should be prepared to present photo identification and beneficial shareholders who wish to attend the meeting should be prepared to present photo identification and a letter from their bank, broker, or other nominee confirming beneficial ownership of shares of our Common Stock.

Proxy Materials

You can view and download our proxy materials and 2025 Annual Report at our online portal, available to shareholders at www.proxyvote.com.

MKS INC. | 2026 PROXY STATEMENT	3

Shareholder List

During the 2026 Annual Meeting, a complete list of our shareholders of record will be available for viewing by shareholders for any purpose germane to the 2026 Annual Meeting. Shareholders submitting any such request will be asked to provide the 16-digit control number found on their proxy card, voting instruction card, or Notice.

Whether or not you plan to attend the 2026 Annual Meeting, we urge you to vote your shares over the Internet or by telephone, or complete, sign, date, and return the proxy card in the accompanying postage-prepaid envelope if you received a printed proxy card. A prompt response will greatly facilitate arrangements for the 2026 Annual Meeting and your cooperation will be appreciated. Shareholders who attend the 2026 Annual Meeting may vote their shares at the 2026 Annual Meeting even if they have previously sent in their proxies.

MKS INC. | 2026 PROXY STATEMENT	4

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three classes. The term of the current Class III Directors expires at the 2026 Annual Meeting, the term of the Class I Directors expires at the 2027 Annual Meeting of Shareholders, or the 2027 Annual Meeting, and the term of the Class II Directors expires at the 2028 Annual Meeting of Shareholders, or the 2028 Annual Meeting. Pursuant to our By-Laws, our Board of Directors will be declassified over a three-year period beginning with the 2026 Annual Meeting, resulting in the Board being fully declassified (and all directors standing for annual elections) beginning with the 2028 Annual Meeting.

Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Peter J. Cannone III, Joseph B. Donahue and Wissam G. Jabre (our current Class III Directors) to serve as Directors for a term to expire at the 2027 Annual Meeting. Mr. Cannone, Mr. Donahue, and Mr. Jabre currently serve as directors. Each nominee has consented to being named herein and, if elected, to serve as a director until his successor is duly elected and qualified.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by the Board of Directors.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ELECTION OF PETER J. CANNONE III, JOSEPH B. DONAHUE AND WISSAM G. JABRE TO SERVE AS DIRECTORS IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” ALL NOMINEES.

DIRECTORS

Set forth below are the names and ages of each member of our Board of Directors (including those who are nominees for election) and the positions and offices they hold with the Company. In addition, set forth below are biographies for each continuing director and director nominee, which include information about each individual’s specific experience, qualifications, attributes, or skills that led the Board of Directors to conclude that he or she should serve as a director of MKS. Information with respect to the number of shares of Common Stock beneficially owned by each individual, directly or indirectly, as of March 3, 2026, appears in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Class to Which Director Currently Belongs
Rajeev Batra	58	Director				I
Peter J. Cannone III*	60	Director				III
Gerald G. Colella	69	Chair				I
Joseph B. Donahue*	67	Director				III
Wissam G. Jabre*	56	Director				III
John T.C. Lee	63	Director, President and CEO				II
Jacqueline F. Moloney	72	Lead Director				II
Elizabeth A. Mora	65	Director				I

Chair

Member

* Nominee for election at the 2026 Annual Meeting

MKS INC. | 2026 PROXY STATEMENT	5

Rajeev Batra Chief Executive Officer, Eptura, Inc.
Age: 58 Director since: 2018 Independent	Standing Committees: Compensation (Chair); Nominating and Corporate Governance

Background

Mr. Batra has served as Chief Executive Officer of Eptura, Inc., a global software workplace technology company that provides software solutions to manage workplaces, people, and assets, since September 2025. He also has served as the co-founder and Chairman of AxD LLC, a consulting firm specializing in automation and digitization, since 2024. Mr. Batra is a former Siemens U.S. executive who, over a 30+ year career, progressed from an individual contributor in 1993 to a wide range of high-level management, strategy and sales positions, culminating in his role as President of Siemens Digital Industries U.S., an innovation pioneer in industrial automation and digitalization in the discrete and process industries, from 2019 to 2023. He also served as President of Siemens Industry Inc. from 2023 to 2024 and a member of the Siemens U.S. Managing Board from 2021 to 2024, as well as President of the Digital Factory Division from 2014 to 2019; President of the Industry Automation Division from 2009 to 2014; Vice President and General Manager of the Automation & Motion Division from 2007 to 2009; and Vice President and General Manager of the Automotive & Aerospace Vertical Markets from 2002 to 2007, all for Siemens U.S. Mr. Batra has served as a director of Q-mation, a private company that provides industrial automation software, hardware, and services, since 2025, an executive advisor to Kearney, a global management consulting firm, since 2024, an advisory board member of Advanced Technology Services, Inc., a private, global services provider for industrial maintenance, technology and parts, since 2024, a director of Amsted Industries, a private, global manufacturer of industrial components, since 2019, and a member of the Executive Committee of the Manufacturers Alliance, a non-profit manufacturing leadership network, since 2016. Mr. Batra previously served as a director of Shapeways Holdings, Inc. from 2022 to 2024 and Chair and Member of the Board of Governors of the National Electrical Manufacturers Association (NEMA), a trade association of electrical equipment manufacturers, from 2014 to 2023. Mr. Batra holds a B.S. in Electrical Engineering from Lawrence Technological University and an M.B.A. from the University of Michigan.

Key Qualifications as Determined by our Board of Directors

•
Significant management and leadership experience, cultivated over 25+ years in senior roles in broad global industrial markets
•
Extensive technology background, including in automation, industrial software, digitalization, OT/IT convergence, cybersecurity, and I4.0/IoT
•
Proven ability to develop and grow product, systems, digital services, and turnkey businesses in the Process and Discrete Markets, and founding Siemens’ Automotive & Aerospace Vertical Markets in the United States

MKS INC. | 2026 PROXY STATEMENT	6

Peter J. Cannone III Chief Executive Officer, Newforma, Inc.
Age: 60 Director since: 2021 Independent	Standing Committees: Audit

Background

Mr. Cannone has served as Chief Executive Officer and a member of the Board of Directors of Newforma, Inc., a technology company that provides project information management and collaboration software for the architecture, engineering, construction, and owner/operator industries, since April 2025, continuing a long career as a senior executive for large and mid-market public and private technology companies in both growth and turnaround modes. His previous experience includes serving as Chairman and Chief Executive Officer of Demand Science Group, LLC, a leading global revenue intelligence platform delivering a comprehensive suite of business-to-business solutions, from 2020 to 2024; General Partner of Optum Ventures, a healthcare-focused venture capital firm, from 2019 to 2020; Chief Executive Officer of UpCurve, Inc., a management company, where he oversaw portfolio firms that provided critical digital, cloud, financial and healthcare solutions to small and midsize businesses, from 2018 to 2019; Chief Executive Officer of ThriveHive, a provider of digital marketing services and one of UpCurve’s portfolio firms, from 2015 to 2019; President and Chief Executive Officer of OnForce, a leading vendor of SaaS technology-enabled workforce solutions, from 2007 to 2014; and a member of senior management at PC Connection, Inc. and MicroWarehouse from 1997 to 2006. Mr. Cannone holds a B.A. in Economics from the University of Massachusetts, Amherst and an M.B.A. from Rensselaer Polytechnic Institute.

Key Qualifications as Determined by our Board of Directors

•
Proven leader of public and private technology companies with 25+ years of experience in executive and senior management roles
•
Direct knowledge of and experience in mergers and acquisitions, capital raising, marketing, and financial planning and analysis
•
Track record of building high-performance teams and developing executives

MKS INC. | 2026 PROXY STATEMENT	7

Gerald G. Colella Chair of the Board and Former CEO, MKS Inc.
Age: 69 Director since: 2014 Independent	Other Current Public Company Directorships: Columbus McKinnon Corporation (Chair of the Board)

Background

After joining MKS in 1983, Mr. Colella progressed from positions in materials planning and logistics to leading our global business and service operations before assuming senior management roles, including Vice President and Chief Business Officer, President and Chief Operating Officer and, ultimately, Chief Executive Officer. As CEO from 2014 until his retirement in 2020, he steered MKS through a period of unprecedented growth, increasing MKS’ revenue from approximately $780 million to over $2 billion. Since 2020, Mr. Colella has served as Chair of our Board of Directors. Mr. Colella holds a B.A. in Secondary Education from the University of Massachusetts Lowell and an M.B.A. from Southern New Hampshire University.

Key Qualifications as Determined by our Board of Directors

•
Deep insights into our business, industries and markets as a result of a 35+ year career at MKS, culminating as CEO
•
Direct knowledge of and experience in operations, marketing, business strategy, and growth, organically and through acquisitions
•
Extensive background in leadership, management, and governance at the most senior levels of a public company

MKS INC. | 2026 PROXY STATEMENT	8

Joseph B. Donahue Former EVP and COO, TE Connectivity Ltd.
Age: 67 Director since: 2020 Independent	Standing Committees: Audit; Nominating and Corporate Governance

Background

Mr. Donahue served as Executive Vice President and Chief Operating Officer of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a publicly held manufacturer of connectors, sensors, and minimally invasive surgical assemblies for the automotive, industrial, medical, aerospace, and communications/consumer markets, from 2011 until 2017. In this role, Mr. Donahue was responsible for all aspects of corporate global operations, including supply chain, manufacturing, environment, health and safety, facilities, technology, and lean process improvement. He concurrently served as President of the Network Solutions segment of TE Connectivity from 2012 until the divestiture of that business in 2015. He also served at TE Connectivity as President, Transportation Solutions segment from 2010 through 2012, President of the Global Automotive Division from 2008 through 2009, and Senior Vice President of the same division beginning in 2007. From 2006 to 2007, he was Group Vice President, Wood Coatings Division, for Valspar Corporation, a manufacturer of commercial and industrial coatings. Over the prior 16 years, Mr. Donahue held a variety of senior management roles at TE Connectivity and AMP Incorporated. Mr. Donahue previously served as a director of Kraton Corporation, a private, global sustainable producer of specialty polymers and high-value biobased products derived from pine wood pulping co-products, from 2023 to 2025. Mr. Donahue holds a B.S. in Biological Sciences and an M.S. in Plastics Engineering from the University of Massachusetts Lowell. He also holds an M.S. in Manufacturing Systems Engineering from Lehigh University.

Key Qualifications as Determined by our Board of Directors

•
Extensive experience in executive leadership roles for companies serving multiple markets, including industrials
•
Valuable insights into managing all aspects of global operations and overseeing mergers and acquisitions
•
Deep understanding of international organizations, having lived and worked in Japan, China, and Germany

MKS INC. | 2026 PROXY STATEMENT	9

Wissam G. Jabre EVP and CFO, NetApp, Inc.
Age: 56 Director since: 2024 Independent	Standing Committees: Audit

Background

Mr. Jabre has served as Executive Vice President and Chief Financial Officer of NetApp, Inc., an intelligent data infrastructure company that provides unified data storage, integrated data services and cloud operations solutions, since March 2025. Previously, Mr. Jabre served as Executive Vice President and Chief Financial Officer of Western Digital Corporation, a leading developer, manufacturer, and provider of data storage devices, from 2022 to February 2025. Prior to that, Mr. Jabre served as Senior Vice President and Chief Financial Officer of Dialog Semiconductor Plc, a provider of semiconductor-based system solutions, from 2016 until it was acquired by Renesas Electronics Corporation in 2021. Mr. Jabre previously served as Corporate Vice President of Finance at Advanced Micro Devices, Inc., from 2014 to 2016. Prior to 2014, he served in various finance leadership positions at Freescale Semiconductor, Inc. (acquired by NXP Semiconductors N.V.). Mr. Jabre holds a B.E. in Electrical Engineering from the American University of Beirut and an M.B.A. from Columbia Business School. He is a CFA© charterholder.

Key Qualifications as Determined by our Board of Directors

•
Demonstrated leader in financial oversight, risk management, and strategic planning as CFO of three major companies
•
Strong familiarity with our business from 20+ years of experience in the semiconductor industry
•
Valuable combination of financial and accounting expertise and engineering background

MKS INC. | 2026 PROXY STATEMENT	10

John T.C. Lee President and CEO, MKS Inc.
Age: 63 Director since: 2020	Other Current Public Company Directorships: Cognex Corporation

Background

Dr. Lee has served in progressive leadership roles since joining MKS in 2007, culminating in his appointment as our President and Chief Executive Officer in 2020. He previously served as our President from 2019 to 2020; our President and Chief Operating Officer from 2018 to 2019; our Senior Vice President and Chief Operating Officer from 2016 to 2018; our Senior Vice President of Business Units from 2014 to 2016; our Senior Vice President, Controls, HPS (our integrated process solutions business) and Pressure, Flow, Measurement and Control (PFMC) from 2012 to 2013; our Senior Vice President, Controls and PFMC from 2011 to 2012, and our Group Vice President, Controls and Information Technology products from 2007 to 2011. Prior to MKS, Dr. Lee served in leadership roles at Applied Materials, a global leader providing processing equipment to the semiconductor and display markets, from 2002 to 2007, including Managing Director of Factory Technology and Projects within the Solar Business Group and General Manager of the Cleans Product Group and the Maydan Technology Center. Prior to Applied Materials, Dr. Lee served as Research Director of the Silicon Fabrication Research Department at Lucent Technologies, Inc., a voice, data, and video communications provider, from 1997 to 2002 and as a Member of the Technical Staff in the Plasma Processing Research Group within Bell Labs from 1991 to 1997. In addition to the other current public company directorship listed above, he has served as Co-Chair of the Mass Opportunity Alliance since 2024 and a member of the Executive Committee of the Board of Directors of the Massachusetts High Technology Council (MHTC) since 2021. He previously served as Chair of MHTC from 2023 to 2025 and as Vice Chair of MHTC from 2021 to 2023. Dr. Lee holds a B.S. from Princeton University and both an M.S.CEP and a Ph.D. from the Massachusetts Institute of Technology, all in Chemical Engineering.

Key Qualifications as Determined by our Board of Directors

•
Deep understanding of our extensive and complex product portfolio, driven by strong technical education and background
•
Unique leadership perspective from progressive leadership roles at MKS and Applied Materials, one of our largest customers
•
Direct knowledge of and experience in engineering, operations, mergers and acquisitions, and business development

MKS INC. | 2026 PROXY STATEMENT	11

Jacqueline F. Moloney Professor and Chancellor Emerita, the University of Massachusetts Lowell Lead Director
Age: 72 Director since: 2016 Independent	Standing Committees: Compensation; Nominating and Corporate Governance (Chair)

Background

Dr. Moloney is a Professor and Chancellor Emerita at the University of Massachusetts Lowell who has been recognized as a national leader in innovation and entrepreneurship in higher education. During a nearly 40-year career at UMass Lowell, a public university with approximately 17,000 students, Dr. Moloney served as Chancellor from 2015 to 2022, Executive Vice Chancellor from 2007 to 2015, and Dean of Online and Continuing Education from 1994 to 2007, in addition to serving as a Professor since 1986. Dr. Moloney has over 35 years of experience as a leader in non-profit organizations. In recognition of her leadership and business acumen, she was recognized in 2024 as one of the top five college presidents since 2000 by the American Enterprise Institute. In addition, she and UMass Lowell were recognized in the top 20 of the Boston Globe’s Top 100 Women-Led Businesses for five consecutive years, she was recognized as one of seven prominent “Women Who Mean Business” by the Boston Business Journal, she was selected by the Massachusetts Technology Leadership Council as a finalist for the CEO of the Year award in 2018 and 2019, and she was named Chief Executive HR Champion by the College and University Professional Association for Human Resources in 2018. Dr. Moloney previously served as a director of Enterprise Bancorp, Inc. from 2008 to 2025 and a member of the Board of Directors of the Massachusetts High Technology Council from 2015 to 2022. Dr. Moloney holds a B.S. in Sociology from UMass Lowell, an M.A. in Social Psychology from Goddard College, and an Ed.D. from UMass Lowell.

Key Qualifications as Determined by our Board of Directors

•
Valuable knowledge of and insights into emerging strategic planning and management and business trends
•
Deep history of working with business and industry, including establishing incubators at UMass Lowell for early-stage companies
•
Strong leadership and interpersonal skills and business acumen

MKS INC. | 2026 PROXY STATEMENT	12

Elizabeth A. Mora Former Chief Administrative Officer, The Charles Stark Draper Laboratory, Inc.
Age: 65 Director since: 2012 Independent	Standing Committees: Audit (Chair); Compensation Other Current Public Company Directorships: Inogen, Inc. (Chair of the Board); Limoneira Company

Background

Over her 30+ year career, Ms. Mora established herself as a financial and accounting expert and business operations leader, culminating in her role as Chief Administrative Officer of The Charles Stark Draper Laboratory, Inc., a non-profit engineering innovation company, from 2016 to 2020. Ms. Mora was previously Chief Financial Officer of Draper Labs; Chief Financial Officer and Vice President for Finance of Harvard University; Associate Vice President, Research Administration and the Director of the Office of Sponsored Research of Harvard University; and a founding member of the National Regulatory Consulting Practice at Coopers & Lybrand (now PricewaterhouseCoopers LLP), where she began her career. In addition to the other current public company directorships listed above, Ms. Mora has served as a director of the Center for Internet Security (CIS), a nonprofit organization focused on strengthening cybersecurity across public and private sectors, since July 2025. Ms. Mora also served as a director of NUBURU, Inc. from 2023 to 2025, a member of the Advisory Board of The Association of LGBTQ+ Corporate Directors from 2022 to 2024, and a director of Everest Consolidator Acquisition Corporation from 2021 to 2024. Ms. Mora is a Certified Public Accountant and holds a B.A. in Political Science from the University of California, Berkeley and an M.B.A. from the Simmons College Graduate School of Management.

Key Qualifications as Determined by our Board of Directors

•
Financial and accounting expert who served as the CFO of two major organizations, Draper Labs and Harvard University
•
Seasoned director with substantial experience navigating a range of public company corporate governance and regulatory issues
•
Critical insights into cybersecurity matters through prior oversight of IT at Draper Labs, a leader in cybersecurity threat detection, and board service with CIS

Director Skills, Experience, and Background

MKS enables technologies that transform our world, delivering foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. As discussed below under the heading “Corporate Governance – Director Candidates,” the Nominating and Corporate Governance Committee is responsible for evaluating the appropriate skills, experience, and background that MKS seeks in Board members in the context of our business and the existing composition of the Board of Directors. This evaluation includes numerous factors, such as integrity, business acumen, knowledge of our business and industries, effectiveness, experience, diligence, conflicts of interest, and the ability to act in the interests of all shareholders.

Listed below are the skills and experience that we consider important for our directors given our current business and organizational structure. The continuing directors’ and director nominees’ biographies above and the matrix below note each director’s and director nominee’s relevant experience, qualifications, and skills relative to this list.

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Skills/Competencies

•
Domain Expertise

We serve a diverse base of customers across our semiconductor, electronics and packaging, and specialty industrial markets. Directors with education and experience in these end markets provide valuable perspectives on research and development, competing products and solutions, manufacturing and assembly, and market dynamics and trends.

•
Mergers and Acquisitions/Business Development

Directors with experience in mergers and acquisitions and business development provide critical insights into developing and implementing strategies for growing our business, including skills in assessing and analyzing the “fit” of a proposed acquisition with our long-term strategy, valuing transactions, assessing integration plans, and overseeing integration activities for completed acquisitions into our existing operations.

•
Executive Leadership

Directors who have served in executive leadership positions have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues.

•
Experienced Public Company Director

Directors with board experience at other public companies understand the dynamics and operation of a corporate board, the relationship of a public company board to the chief executive officer and other executive officers, the legal and regulatory landscape in which public companies must operate, and how to oversee an ever-changing mix of strategic, operational, and compliance-related matters.

•
Global Business

We are a global organization with manufacturing, research and development, and sales offices in over 35 countries. We sell our products to thousands of customers worldwide and a significant portion of our revenues are from sales to customers in international markets. Directors with international experience provide valuable business, regulatory, and cultural perspectives regarding many important aspects of our business.

•
Financial Literacy

Directors with experience analyzing and utilizing financial information to make informed business decisions assist the Board of Directors with advising on and overseeing our capital structure, our financing and investing activities as well as our financial reporting and internal controls.

•
Technology/Innovation

Directors with experience in deploying innovative technologies provide critical insights into navigating our markets and industries, many of which are subject to rapid technological advancement that requires frequent innovation.

•
Risk Management/Governance

Directors with experience in risk management and governance assist the Board of Directors in fulfilling its oversight responsibilities regarding a range of regulatory, compliance, and risk management matters, including with respect to data privacy, cybersecurity, corporate governance, environmental and social matters.

•
Marketing/Sales

Directors with marketing, brand management, and sales experience provide expertise and guidance as we seek to expand the markets in which we compete, grow sales, and strengthen our brands.

MKS INC. | 2026 PROXY STATEMENT	14

•
Manufacturing/Operations

As we operate in many cyclical markets, with rapid demand changes, and have a broad footprint of international manufacturing operations, understanding of and experience with manufacturing and other operational processes are valuable assets to our Board of Directors.

Board Skills Matrix

The below matrix notes the experience, qualifications, and skills of each continuing director and director nominee relative to the skills and experience we consider important for our directors.

	Directors
	1	2	3	4	5	6	7	8

Skills/Competencies
• Domain Expertise
• M&A/Business Development
• Executive Leadership
• Experienced Public Company Director
• Global Business
• Financial Literacy
• Technology/Innovation
• Risk Management/Governance
• Marketing/Sales
• Manufacturing/Operations
Personal Demographics
• Tenure (years)	8	5	12	6	1	6	10	14
• Age	58	60	69	67	56	63	72	65

MKS INC. | 2026 PROXY STATEMENT	15

PROPOSAL 2 – APPROVAL OF AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

Why We Are Requesting Shareholder Approval of the Amended and Restated 2022 Stock Incentive Plan

We are asking shareholders to approve the MKS Inc. Amended and Restated 2022 Stock Incentive Plan, which we refer to as the Amended 2022 Plan. Our Board of Directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On February 9, 2026, upon the recommendation of the Compensation Committee, and subject to shareholder approval, the Board of Directors approved the Amended 2022 Plan. Prior to this proposal, no new shares have been added to the 2022 Stock Incentive Plan, which we refer to as the 2022 Plan, since the 2022 Plan was initially approved by shareholders at the 2022 Annual Meeting of Shareholders. We are now asking shareholders to approve an increase in the number of shares of our Common Stock available for issuance by 6,200,000 shares, which would increase the share reserve from 6,200,274 shares to 12,400,274 shares. The Amended 2022 Plan will also reflect the Company’s name change in May 2025 from MKS Instruments, Inc. to MKS Inc. Other than the increase in the share reserve and updates to the Company’s name, the terms of the 2022 Plan remain unchanged in the Amended 2022 Plan.

As of March 3, 2026, (i) an aggregate of 1,050,155 shares of our Common Stock were subject to outstanding (A) restricted stock units, or RSUs, granted under our 2014 Stock Incentive Plan, (B) RSUs granted under the 2022 Plan, (C) RSUs that we assumed in connection with our acquisition of Electro Scientific Industries, Inc., or ESI, and (D) performance-based RSUs granted under the 2022 Plan (reflected at target performance), and (ii) 2,503,285 shares of our Common Stock were available for future awards under the 2022 Plan (or 1,310,620 shares assuming all future awards are granted as “full-value” awards and thus reducing the share reserve by 1.91 shares for each share subject to the award). No shares of our Common Stock were subject to outstanding performance-based RSUs granted under the 2014 Stock Incentive Plan or outstanding options granted under the 2022 Plan or the 2014 Stock Incentive Plan.

If shareholders approve the Amended 2022 Plan, awards may be made under the Amended 2022 Plan for up to 12,400,274 shares of our Common Stock, subject to adjustment in the event of stock splits and other similar events. We expect that the proposed share pool under the Amended 2022 Plan will allow us to continue to grant equity awards at our historic rates for approximately six years, but that timeframe may vary based on changes in participation, market trends and our stock price. To arrive at the proposed share increase, the Board of Directors considered the Company’s historical grant practices, the Company’s anticipated equity compensation needs, information and guidelines of proxy advisory firms, and numerical modeling, which took into account the Company's recent grant practices, the number of shares underlying currently outstanding awards, and the overhang from such outstanding awards and shares available for future grant under the 2022 Plan.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. As of March 3, 2026, 2,503,285 shares remained available for future awards granted under the 2022 Plan (or 1,310,620 shares assuming all future awards are granted as “full value” awards and thus reduce the share reserve by 1.91 shares per share subject to the award), which the Board of Directors believes is insufficient to meet our anticipated needs. If the Amended 2022 Plan is not approved, the share reserve under the 2022 Plan will not be increased, which could limit our ability to grant equity awards in the future at levels we believe are necessary to attract, retain and motivate employees. Therefore, we consider approval of the Amended 2022 Plan vital to our future success.

ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES APPROVAL OF THE AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN.

Highlights of the Amended 2022 Plan

No liberal share recycling. The Amended 2022 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

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Fungible Share Pool. Full-value awards count against the shares available for grant under the Amended 2022 Plan as 1.91 shares for each share of our Common Stock subject to the award.

No Repricing of Awards. The Amended 2022 Plan prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.

No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying Common Stock on the date of grant.

No Reload Options or SARs. No options or SARs granted under the Amended 2022 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended 2022 Plan may provide for the payment or accrual of dividend equivalents.

Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000 (excluding fees related to regulatory compliance). Exceptions to these limitations may only be made by our Board of Directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

Material Amendments Require Shareholder Approval. Shareholder approval is required prior to an amendment to the Amended 2022 Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted or (iii) materially expand the class of participants eligible to participate.

Administered by an Independent Committee. The Amended 2022 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Information Regarding Overhang and Burn Rate

In developing our share request for the Amended 2022 Plan and analyzing the impact of utilizing equity as a means of compensation on our shareholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution, which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of shares of our Common Stock outstanding. As of March 3, 2026, there were 1,050,155 shares underlying all equity awards outstanding (reflecting target performance for all outstanding performance-based awards), 2,503,285 shares available for future awards (or 1,310,620 shares assuming all future awards are granted as “full value” awards and thus reduce the share reserve by 1.91 shares per share subject to the award), and 67,321,698 shares outstanding. Accordingly, our overhang at March 3, 2026 was 5%. Historically, however, we have granted all of our equity awards in the form of full-value awards. Applying the fungible share ratio applicable to full-value awards under the Amended 2022 Plan, pursuant to which each full-value equity award reduces the shares available under the Amended 2022 Plan by 1.91 shares, and, assuming our historic practice of granting full-value awards continues, if the proposed increase of 6,200,000 shares of Common Stock were approved, our overhang on March 3, 2026 would have been 14%.

MKS INC. | 2026 PROXY STATEMENT	17

Burn rate provides a measure of the potential dilutive impact of our equity award program. Set forth below is a table that reflects our burn rate for the 2025, 2024 and 2023 calendar years as well as an average over those years.

Calendar Year	Awards Granted(1)	Basic Weighted Average Number of Shares of our Common Stock Outstanding	Gross Burn Rate(2)
2025	727,289	67,293,161	1.08%
2024	456,804	67,269,858	0.68%
2023	607,466	66,845,095	0.91%
Three-Year Average	597,186	67,136,038	0.89%

(1)
Awards granted are RSUs which are full value awards and reduce the share reserve by 1.91 shares per share subject to the award.
(2)
We define “Gross Burn Rate” as the number of equity awards granted in the year divided by the basic weighted average number of shares of our Common Stock outstanding. For purposes of this calculation, for each year, we counted the shares subject to any performance-based achievement based on the target number of shares of our Common Stock issuable under such awards.

Equity Compensation Plan Information

For more information on our equity compensation plans, see the section entitled “Equity Compensation Plan Information” contained elsewhere in this proxy statement.

Description of the Amended 2022 Plan

The following is a brief summary of the Amended 2022 Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the Amended 2022 Plan. For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, or the Code, and any other business venture (including without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by our Board of Directors.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended 2022 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended 2022 Plan (any or all of which awards may be in the form of incentive stock options) for up to 12,400,274 shares of our Common Stock.

The Amended 2022 Plan uses a “fungible share” concept under which each share of our Common Stock subject to awards granted as options and SARs cause one share of our Common Stock per share under the award to be removed from the available share pool, while each share of our Common Stock subject to awards granted as restricted stock, RSUs, or other stock-based awards where the per share purchase price for the award is less than 100% of the fair market value of our Common Stock on the date of grant of the award will cause 1.91 shares of our Common Stock per share under the award to be removed from the available share pool. Shares of our Common Stock covered by awards granted under the Amended 2022 Plan that are returned to the Amended 2022 Plan as described in the following paragraph and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.

MKS INC. | 2026 PROXY STATEMENT	18

Subject to adjustment in the event of stock splits, stock dividends or similar events, the maximum number of shares with respect to which awards may be granted to any one participant under the Amended 2022 Plan may not exceed 500,000 shares per calendar year. For purposes of this per-participant limit, the combination of an option in tandem with a SAR is treated as a single award. Each share of our Common Stock subject to an award will be counted as one share for purposes of this limit.

The Amended 2022 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000. However, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our Board of Directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the Amended 2022 Plan and the per-participant limit of the Amended 2022 Plan, all shares of Common Stock covered by SARs will be counted against the number of shares available for the grant of awards and against the per-participant limit of the Amended 2022 Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended 2022 Plan or the per-participant limit of the Amended 2022 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our Common Stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended 2022 Plan.

Shares covered by awards under the Amended 2022 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as a result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR or an RSU that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended 2022 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards and against the per-participant limit of the Amended 2022 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Common Stock that are delivered (by actual delivery, attestation or net exercise) to us by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended 2022 Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the Amended 2022 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended 2022 Plan. No such substitute awards shall count against the overall share limits or any sub-limits of the Amended 2022 Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our Common Stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our Common Stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting

MKS INC. | 2026 PROXY STATEMENT	19

power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended 2022 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended 2022 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery to us of shares of Common Stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Amended 2022 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended 2022 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our Common Stock, or cash (or a combination of shares of our Common Stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our Common Stock over the measurement price. The Amended 2022 Plan provides that the measurement price of a SAR may not be less than the fair market value of our Common Stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended 2022 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended 2022 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by shareholders or otherwise permitted under the terms of the Amended 2022 Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the Amended 2022 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Amended 2022 Plan) and grant in substitution therefor new awards under the Amended 2022 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our Common Stock or (iv) take any other action under the Amended 2022 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market, or Nasdaq.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our Common Stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our Common Stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred on a mandatory basis or, at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our Common Stock. Any such dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

MKS INC. | 2026 PROXY STATEMENT	20

Other Stock-Based Awards. Under the Amended 2022 Plan, our Board of Directors may grant other awards of shares of our Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended 2022 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our Common Stock or in cash, as our Board of Directors may determine. The award agreements of other stock-based awards may provide the holder of these awards with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded.

Cash Awards. Under the Amended 2022 Plan, the Board of Directors has the right to grant cash-based awards, including awards subject to performance conditions.

Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, earnings per share, earnings per share before or after discontinued operations, interest, taxes, depreciation and/or amortization, bookings, bookings growth, revenue, revenue growth, operating profit before or after discontinued operations and/or taxes, operating expenses, gross margin, operating margin, profit margin, cost savings, inventory management, working capital, customer satisfaction, product quality, manufacturing objectives, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, cash position, earnings growth, cash flow or cash position, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet, income statement or cash flow objectives, total shareholder return or any other performance measure as the Board of Directors may determine. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary, non-recurring charges or other events, (ii) gains or losses on the dispositions of discontinued operations, (iii) other non-standard gains or losses, (iv) the cumulative effects of changes in accounting principles, (v) the write-down of any asset, (vi) fluctuation in foreign currency exchange rates, (vii) amortization of acquired intangible assets, (viii) acquisition and divestiture related charges or credits, (ix) litigation or claim judgments or settlements, (x) gain on sale of assets (xi) excess and obsolete inventory adjustments, (xii) tax effects of adjustments, (xiii) the effect of changes in tax laws or other laws affecting reported results, (xiv) charges for restructuring and reorganization programs and (xv) any other factors as the Board of Directors may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.

MKS INC. | 2026 PROXY STATEMENT	21

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended 2022 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

As of March 3, 2026, seven executive officers (all of whom are also employees) and seven directors (excluding the CEO, who is an executive officer) were eligible to receive awards under the Amended 2022 Plan. In addition, the Amended 2022 Plan permits grants of awards to employees. As of March 3, 2026, we had approximately 10,200 employees. Although the Amended 2022 Plan permits grants to consultants and advisors, the Company has not granted awards to such individuals to date. The granting of awards under the Amended 2022 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group..

On March 3, 2026, the last reported sale price of our Common Stock on Nasdaq was $232.56.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the Common Stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Shareholder; Clawback

No participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an award granted under the Amended 2022 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended 2022 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future, to the extent applicable to such participant.

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Awards Granted under the 2022 Plan

The following table sets forth information about equity-based awards granted under the 2022 Plan since adoption of the 2022 Plan through March 3, 2026, to the individuals and groups described in the below table.

Name and Position	Number of Shares of Common Stock Underlying RSUs Granted	Number of Shares of Common Stock Underlying Performance-Based RSUs Granted (1)
John T.C. Lee President and Chief Executive Officer	100,056	182,986
Ramakumar Mayampurath Executive Vice President and Chief Financial Officer	28,975	17,079
Kathleen F. Burke Executive Vice President, General Counsel, and Secretary	21,704	26,757
David P. Henry Executive Vice President, Global Strategic Marketing, and General Manager, Materials Solutions Division	16,531	19,989
James A. Schreiner Executive Vice President and Chief Operating Officer	22,660	19,753
All current executive officers as a group	217,590	287,319
All current directors who are not executive officers as a group	53,779	-
Each nominee for election as a director
Peter J. Cannone III	8,215	-
Joseph B. Donahue	8,215	-
Wissam G. Jabre	4,488	-
Each associate of any of such directors, executive officers or nominees	-	-
Each other person who received or is to receive 5 percent or more of such stock options, warrants or rights	-	-
All employees, including all current officers who are not executive officers, as a group	1,518,859	78,188

(1)
Reflects (i) actual number of shares issued in respect of vested performance-based RSUs, (ii) actual number of shares issuable in respect of unvested performance-based RSUs for which achievement has been determined (unless the individual forfeited such performance-based RSUs due to termination prior to the date achievement was determined, in which case reflects target number of shares issuable) and (iii) target number of shares issuable in respect of unvested performance-based RSUs for which achievement has yet to be determined.

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New Plan Benefits Table

The granting of awards under the Amended 2022 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. Under the terms of our director compensation program, we are obligated to grant each of our non-employee directors time-based RSUs with a grant date value of $250,000 upon initial election to the Board (pro-rated if elected other than at an annual meeting) and annual time-based RSUs with a grant date value of $250,000 on the date of each annual meeting thereafter, which RSUs vest in full on the day prior to the next annual meeting of shareholders following the date of grant (or if no such meeting is held within 13 months after the date of grant, on the 13-month anniversary of the date of grant).

Name and Position	Dollar Value		Number of Shares of Common Stock Underlying RSU Awards
John T.C. Lee President and Chief Executive Officer	-		-
Ramakumar Mayampurath Executive Vice President and Chief Financial Officer	-		-
Kathleen F. Burke Executive Vice President, General Counsel, and Secretary	-		-
David P. Henry Executive Vice President, Global Strategic Marketing, and General Manager, Materials Solutions Division	-		-
James A. Schreiner Executive Vice President and Chief Operating Officer	-		-
All current executive officers as a group	-		-
All current directors who are not executive officers as a group	$1,750,000	(1)	(2)
All employees, including all current officers who are not executive officers, as a group	-		-

(1)
Represents the aggregate dollar value of annual RSU awards to be granted in 2026 to each then-serving non-employee director. Under our director compensation program, each non-employee director who is serving on our board of directors immediately following our Annual Meeting will receive RSUs with a grant date value of $250,000 on the date of such meeting. The amount set forth in the Dollar Value column above equals $250,000 multiplied by the seven current non-employee directors (including the three non-employee directors who are standing for election at the Annual Meeting, which election is more fully described in Proposal 1 of this proxy statement). The amount excludes (i) any RSU awards that the non-employee directors will be entitled to receive under our director compensation program for subsequent years following 2026 and (ii) any discretionary equity awards that any non-employee director may be awarded under the Amended 2022 Plan.
(2)
The number of shares underlying the RSU awards to be made to non-employee directors in 2026 (as more fully described in footnote (1) above) is not determinable at this time as such awards will be determined based on the grant date fair value.

Administration

The Amended 2022 Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards, to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2022 Plan that it deems advisable, and to construe and interpret the provisions of the Amended 2022 Plan and any award agreements entered into under the Amended 2022 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended 2022 Plan or any award. All actions and decisions by our Board of Directors with respect to the Amended 2022 Plan and any awards made under the Amended 2022 Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended 2022 Plan or in any award.

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Pursuant to the terms of the Amended 2022 Plan, our Board of Directors may delegate any or all of its powers under the Amended 2022 Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Amended 2022 Plan. Awards granted to non-employee directors must be granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 5605(a)(2) or any successor provision of the Nasdaq Marketplace Rules.

Subject to any applicable limitations contained in the Amended 2022 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of Common Stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the Amended 2022 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the Amended 2022 Plan, (ii) the share counting rules set forth in the Amended 2022 Plan, (iii) the sub-limit contained in the Amended 2022 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vii) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended 2022 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the Amended 2022 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the Amended 2022 Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring shareholder approval, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended 2022 Plan or the change is otherwise permitted under the terms of the Amended 2022 Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The Amended 2022 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended 2022 Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (ii) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution.

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Provisions Applicable to Awards Other than Restricted Stock. Under the Amended 2022 Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by our Board of Directors) does not exceed the exercise price of the award, then the award will be canceled without any payment of consideration, (v) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement. Our Board of Directors, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board of Directors may establish one or more sub-plans under the Amended 2022 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the Amended 2022 Plan containing any limitations on the Board of Directors’ discretion under the Amended 2022 Plan and any additional terms and conditions not otherwise inconsistent with the Amended 2022 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the Amended 2022 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended 2022 Plan after May 9, 2032, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the Amended 2022 Plan or any portion of the Amended 2022 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without shareholder approval and (ii) no amendment that would require shareholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our shareholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when shareholder approval of amendments to equity compensation plans is required (or if our Common

MKS INC. | 2026 PROXY STATEMENT	26

Stock is not then listed on any national securities exchange), no amendment of the Amended 2022 Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s shareholders approve such amendment. If at any time the approval of our shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended 2022 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended 2022 Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended 2022 Plan. No award will be made that is conditioned on shareholder approval of any amendment to the Amended 2022 Plan unless the award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our Common Stock) prior to the receipt of such shareholder approval.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the Amended 2022 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the

MKS INC. | 2026 PROXY STATEMENT	27

sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended 2022 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MKS INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN.

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PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement under the heading “Executive Compensation,” including “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers and the philosophy, policies, and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on our compensation practices for non-executive employees or our Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years, but we have elected to submit the advisory vote to shareholders annually.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our executive officers are rewarded for the achievement of specific short-term and long-term goals. See the “Compensation Discussion and Analysis” for additional details about our executive compensation program and philosophy, including information about the compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation program for our executive officers to ensure it achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. At the 2025 Annual Meeting of Shareholders, or the 2025 Annual Meeting, our shareholders overwhelmingly approved our executive compensation, with approximately 94% of the votes cast voting in favor of the “say-on-pay” proposal. The results of the say-on-pay vote indicate strong shareholder support of our compensation and pay decisions made in relation to our performance.

Our Board of Directors is asking shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby approved.

This vote on the compensation of our Named Executive Officers is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THIS PROXY STATEMENT IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

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PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. PwC was our independent registered public accounting firm for the fiscal year ended December 31, 2025.

Representatives of PwC have been invited to and are expected to attend the 2026 Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. In the event that the ratification of the selection of PwC as our independent registered public accounting firm is not obtained at the 2026 Annual Meeting, the Board of Directors will reconsider its appointment.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE SELECTION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026 IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

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PROPOSAL 5 – ADVISORY VOTE ON COMPANY PROPOSAL TO REDUCE THE SPECIAL MEETING THRESHOLD TO 25%

Overview

Under our By-Laws, our shareholders who own a combined 40% of the Company’s outstanding Common Stock currently have the right to require us to call a special meeting of shareholders. We are asking shareholders to approve, on a non-binding, advisory basis, the Company’s proposal to amend our By-Laws to lower the requisite threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 25%, subject to appropriate procedural requirements and limitations (the “Company Special Meeting Proposal”).

Company Special Meeting Proposal

The Board of Directors recognizes that some shareholders believe that the right of shareholders to call a special meeting of shareholders is a helpful governance mechanism. Through this proposal, the Board of Directors intends to strike an appropriate balance between enhancing shareholder rights and protecting the long-term interests of the Company and its shareholders, including against the potential misuse of the procedure by a small minority of shareholders for their own special interests that are not shared more broadly by shareholders of the Company.

The Board of Directors believes special meetings of shareholders should be extraordinary events, held only if a significant number of shareholders agree that a special meeting is necessary to discuss critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting. In consideration of this proposal, the Board of Directors considered the disruption special meetings of shareholders cause and the substantial costs they entail. The Board of Directors, management and our employees must devote significant time and attention to preparing for a special meeting of shareholders, which takes their time and attention away from their primary focus of overseeing and operating our business. In addition, with each special meeting of shareholders, we must incur significant expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies, and tabulate votes.

The Board of Directors also notes that, based on benchmarking against U.S. incorporated companies included in the S&P 500 Index that provide shareholders the right to call a special meeting, the most common ownership threshold for shareholders to call a special meeting is 25% and the majority of such companies have an ownership threshold of 25% or greater.

For these reasons, the Board of Directors believes that a small percentage of shareholders should not be able to call a special meeting for their own narrow interests. The Board of Directors believes that a 25% ownership threshold, with appropriate procedural requirements and limitations, strikes an appropriate balance between ensuring shareholders have the right to require the Company to call a special meeting of shareholders in the event of a critical, time-sensitive issue, while still protecting the long-term interests of the Company and its shareholders.

Treatment of the Company Special Meeting Proposal (Proposal 5) and the Shareholder Special Meeting Proposal (Proposal 6)

For the reasons described above, as well as below in MKS’ Statement in Opposition to Proposal 6 (the “Shareholder Special Meeting Proposal”), the Board of Directors believes this Proposal 5 by the Company more appropriately balances the rights of shareholders with the long-term interests of the Company and its shareholders.

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Shareholders should note that both this Company Special Meeting Proposal and the Shareholder Special Meeting Proposal are advisory in nature only and are therefore not binding upon the Company or the Board of Directors. Approval of the Company Special Meeting Proposal in this Proposal 5 is not conditioned on approval or disapproval of the Shareholder Special Meeting Proposal in Proposal 6, and approval of either proposal would not, by itself, implement the right for shareholders owning a combined 25% or 10%, respectively, of the Company’s capital stock to call for a special meeting of shareholders. Although the Company Special Meeting Proposal and the Shareholder Special Meeting Proposal concern the same subject matter, the terms of each proposal differ. To implement a new threshold for the right of shareholders to call a special meeting, the Board of Directors or shareholders would need to take subsequent action to amend our By-Laws. Notwithstanding the non-binding, advisory nature of these votes, the Board of Directors values the opinions expressed by shareholders in their vote on both proposals and will take the voting results into consideration and continue to engage with shareholders as part of the Board of Directors’ consideration of any future actions.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, A REDUCTION IN THE REQUISITE THRESHOLD PERCENTAGE OF SHAREHOLDERS REQUIRED TO CALL A SPECIAL MEETING OF SHAREHOLDERS FROM 40% TO 25% IS IN THE BEST INTERESTS OF MKS AND OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL 5.

MKS INC. | 2026 PROXY STATEMENT	32

PROPOSAL 6 – SHAREHOLDER PROPOSAL TO REDUCE THE SPECIAL MEETING THRESHOLD TO 10%

In accordance with SEC rules, we have set forth below a shareholder proposal from Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden has notified us that he is the beneficial owner of 40 shares of the Company’s common stock and that he intends to present the following proposal at the 2026 Annual Meeting. The shareholder proposal will be voted upon at the 2026 Annual Meeting if properly presented. The Company assumes no responsibility for the content or accuracy of the text of the shareholder’s resolution or the statement and graphic the shareholder furnished in support thereof, which appear below exactly as submitted.

Proposal 6 – Give Shareholders an Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.

There is no concern that allowing 10% of shares to call for a special shareholder meeting is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.

In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.

Currently it takes 40% of MKS shares outstanding to call a special shareholder meeting. This 40% can equal more than 50% of the MKI shares that typically vote at the annual meeting.

To guard against the MKS Instruments Board of Directors and management becoming complacent MKS shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when MKS underperforms. If MKS directors and management know that MKS shareholders can call a special shareholder meeting they will have more of an incentive to perform better.

Now could be a good time for this proposal due to the long-term underperformance of MKS stock. MKS stock was at $199 in 2021 and at only the $137 in late 2025 despite a robust stock market.

Now is also a good time for this proposal since challenging news reports regarding MKS emerged in 2025:

MKS has a substantial amount of outstanding debt ($3.2 billion in secured term loans and $1.4 billion in convertible notes as of Q1 2025), which poses financial risk.

A discounted cash flow (DCF) analysis in November 2025 suggested the stock might be nearly 78% overvalued when compared to its current market price and long-term cash flow projections.

MKS noted continued softness in the NAND and specialty industrial markets as key challenges.

MKS INC. | 2026 PROXY STATEMENT	33

MKS reported a 13% year-over-year decline in specialty industrial revenue, with no significant improvement expected in the near term.

New trade policies have introduced uncertainty, with the potential to impact gross margins by as much as 100 basis points in the near term due to tariffs.

Please vote yes:

Give Shareholders an Ability to Call for a Special Shareholder Meeting – Proposal 6

MKS Board of Directors’ Statement in Opposition to Shareholder Proposal

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6

The Board of Directors opposes this proposal (“Proposal 6”) because it believes that it is not in the best interests of the Company or its shareholders and is unnecessary in light of the Company’s Proposal to Reduce the Special Meeting Threshold (Proposal 5) (the “Company Special Meeting Proposal”). The Board of Directors believes that the Company Special Meeting Proposal, not Proposal 6, strikes an appropriate balance between ensuring shareholders have the right to require the Company to call a special meeting of shareholders in the event of a critical, time-sensitive issue, while still protecting the long-term interests of the Company and its shareholders.

The Shareholder Proposal is Unnecessary and Duplicative in Light of the Company Special Meeting Proposal.

Recognizing that some shareholders view the right to call a special meeting of shareholders as an important governance tool, the Board of Directors has recommended that shareholders approve on a non-binding, advisory basis, a proposal to amend the Company’s By-Laws to lower the requisite threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 25% of the Company’s capital stock entitled to vote at the meeting. As a result, the Board of Directors believes that Proposal 6 is unnecessary and duplicative, as both proposals address the ownership threshold required to call a special meeting of shareholders, and a 25% threshold strikes the appropriate balance between enhancing shareholder rights and protecting shareholder interests.

The Board of Directors believes that the Company Special Meeting Proposal is aligned with corporate governance best practices and is appropriately calibrated to enhance shareholder rights and protect the long-term interests of the Company and its shareholders, including the prudent use of Company resources. In contrast, and as further described below, Proposal 6’s significantly lower ownership threshold would expose the Company and its shareholders to potential misuse by a small percentage of shareholders, increasing costs and administrative burdens and diverting management’s attention from operating the business while preparing for a special meeting of shareholders to discuss a topic that does not garner significant shareholder support.

Special Meeting Rights Could be Abused by a Small Subset of Shareholders and Strain Company Resources.

Special meetings of shareholders impose significant administrative, operational, and financial burdens on the Company, the Board of Directors, and management. Preparing for and conducting special meetings of shareholders requires the devotion of substantial time, resources and attention, diverting focus from the operation of our business. In addition, with each special meeting of shareholders, we must incur significant expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies, and tabulate votes. Given these significant costs and disruptions, the Board of Directors believes that permitting holders of as little as 10% of the Company’s capital stock to call a special meeting would increase the risk that such meetings reflect the narrow interests of a small group of shareholders rather than the views of shareholders broadly. If a 10% threshold was to be implemented, the Company could thus be subject to regular disruptions by short-term, special interest groups with agendas that are not in the best interests of the Company or its broader shareholder base.

MKS INC. | 2026 PROXY STATEMENT	34

Accordingly, the Board of Directors believes that a 25% threshold, together with appropriate procedural requirements and limitations, strikes an appropriate balance between preserving shareholders’ ability to call a special meeting of shareholders when a critical, time‑sensitive issue arises, while still protecting the long‑term interests of the Company and its shareholders. By contrast, the 10% threshold in Proposal 6 would allow a small fraction of shareholders, potentially as few as one or two, to compel a special meeting of shareholders without meaningful support from other shareholders. The Board of Directors believes that the inability to accumulate 25% support in favor of convening a special meeting of shareholders is a strong indicator that an issue is unduly narrow and not viewed as sufficiently important by our shareholders generally to warrant a special meeting.

The Company’s and the Board of Directors’ Strong Corporate Governance Practices Ensure Our Board Remains Accountable and Responsive to Shareholders.

The Company’s and the Board of Directors’ existing robust governance processes and shareholder rights provide board accountability and make a 25% rather than a 10% threshold to call a special meeting of shareholders particularly appropriate. Our key governance and shareholder rights practices include the following:

•
All members of the Board, other than Dr. Lee, are “independent” directors under the standards adopted by the SEC and Nasdaq;
•
Separate Chair and Chief Executive Officer roles;
•
Members of each of the Board’s committees are fully independent;
•
Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates;
•
Board declassification in process and to be completed by 2028;
•
Shareholders have equal voting rights with one class of stock;
•
No “poison pill” provision;
•
Shareholders annually provide feedback on NEO compensation through an advisory vote;
•
Shareholders have the right to submit proposals for inclusion in the Company’s proxy materials, subject to the procedures described in the By-Laws; and
•
Our Articles and By-Laws do not contain supermajority voting provisions.

The vote on this Proposal 6 is advisory, and therefore not binding upon the Company or the Board of Directors. Notwithstanding the non-binding, advisory nature of this vote, the Board of Directors values the opinions expressed by shareholders in their vote on this Proposal 6 and will consider the outcome of the vote when considering whether to implement this Proposal 6 or the Company Special Meeting Proposal. Implementation of either proposal would require subsequent action by the Board or shareholders to amend the By-Laws.

FOR THESE REASONS, THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL 6 IS NOT IN THE BEST
INTERESTS OF MKS OR OUR SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL 6.

MKS INC. | 2026 PROXY STATEMENT	35

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that all of the members of the Board of Directors, other than Dr. Lee, are independent as defined under applicable Nasdaq rules. Dr. Lee is not independent as he currently serves as our President and Chief Executive Officer.

Board Leadership Structure

Since 2005, we have separated the roles of Chief Executive Officer and Chair of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chair of the Board of Directors provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the Board of Directors.

In addition, our Corporate Governance Guidelines provide that during any period in which the Chair of the Board of Directors is not an independent director, and in such other instances as the Board of Directors may determine from time to time, a Lead Director shall be elected by and from the independent directors. While our independent directors are not currently obligated under our Corporate Governance Guidelines to elect a Lead Director, as our Chair is independent, they have elected to continue to do so. Dr. Moloney has served as our Lead Director since 2020.

The primary role of the Lead Director is to serve as a liaison between the independent directors and the Chair of the Board of Directors and/or the Chief Executive Officer and to represent the independent directors, as appropriate. Pursuant to our Corporate Governance Guidelines, the Lead Director shall, among other matters:

•
have the authority to call meetings of the independent directors;
•
preside at all meetings of the Board of Directors at which the Chair of the Board of Directors is not present;
•
assure that at least two meetings per year of only the independent directors are held and chair any such meetings;
•
facilitate communications and serve as a liaison between the independent directors and the Chair of the Board of Directors and/or the Chief Executive Officer, provided that any director is free to communicate directly with the Chair of the Board of Directors and with the Chief Executive Officer;
•
work with the Chair of the Board of Directors and the Chief Executive Officer in the preparation of the agenda for each Board of Directors meeting and approve each such agenda;
•
if a meeting is held between a major shareholder and a representative of the independent directors, the Lead Director shall serve, subject to availability, as such representative of the independent directors; and
•
otherwise consult with the Chair of the Board of Directors and the Chief Executive Officer on matters relating to corporate governance and the performance of the Board of Directors.

Our Board of Directors believes that its leadership structure is appropriate at this time for our Company because it strikes an effective balance between management and independent leadership participation in the Board of Directors’ process.

Communications from Shareholders

The Board of Directors will give attention to written communications that are submitted by shareholders and will respond if appropriate. The Chair of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

MKS INC. | 2026 PROXY STATEMENT	36

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in care of Kathleen F. Burke, Esq., Executive Vice President, General Counsel, and Secretary, MKS Inc., 2 Tech Drive, Andover, MA 01810.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees (including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), which is posted on our website at www.mks.com/corporate-governance under Corporate Governance Documents. We intend to disclose on our website any amendments to, or waivers for our executive officers or directors from, our Code of Business Conduct and Ethics.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends quarterly meetings of the Board of Directors, provides presentations on operations, including significant risks, and is available to address any questions or concerns raised by the Board of Directors. Additionally, our three standing Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal controls over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics. The Audit Committee is also responsible for discussing the Company’s policies with respect to financial risk assessment and financial risk management and overseeing the steps management has taken with respect to data privacy and cybersecurity risk exposure. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for our senior management. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, corporate governance, and environmental, including climate-related, social, and governance risks. In addition, from time to time, the Board of Directors may constitute a special committee to focus on a particular matter or risk. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board of Directors.

Transactions with Related Persons

Our Code of Business Conduct and Ethics sets forth the general principle that our directors, officers, and employees should refrain from engaging in any activity having a personal interest that presents a conflict of interest. Our Code of Business Conduct and Ethics prohibits directors, officers, and employees from engaging in any activity that may reasonably be expected to give rise to a conflict of interest or to adversely affect our interests. Our Code of Business Conduct and Ethics provides that all employees are responsible for disclosing to the Company any transaction or relationship that reasonably could be expected to give rise to a conflict of interest, and executive officers and directors must report such transactions to the Board of Directors, which shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

In addition, our written Related Person Transaction Procedures set forth the procedures for reviewing transactions that could be deemed to be “related person transactions” (defined as transactions required to be disclosed pursuant to applicable SEC regulations). In accordance with these procedures, directors and executive officers are required to submit annual certifications regarding interests and affiliations held by them and certain of their family members. We then review our records to determine whether we have engaged in any transactions since the beginning of our prior fiscal year with such affiliated persons and entities or with any person or entity known by MKS to be the beneficial owner of more than 5% of our voting securities, and provide a summary to the Audit Committee of any such material transaction in which the related person has a direct or indirect interest. In accordance with the procedures, the Audit Committee reviews any such transactions (including, but not limited to, transactions constituting related person transactions). In reviewing any such transaction, the Audit Committee considers, among other things, the related person’s interest in the transaction, the approximate dollar value of the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction were at arm’s length, the purpose and potential benefits to the Company of the transaction, and whether the transaction is in the best interests of the Company. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate in connection with any related person transaction. In accordance with the Audit Committee charter, the Audit Committee reviews the Related Person Transaction Procedures from time to time.

MKS INC. | 2026 PROXY STATEMENT	37

FMR LLC beneficially owned approximately 6% of the Company’s outstanding voting shares as of our record date, March 3, 2026, based on a filing it made with the SEC. Certain affiliates of FMR LLC provide the Company with recordkeeping and administrative services related to the Company’s stock plans, 401(k) plan, and health savings accounts for the Company’s employees. From January 1, 2025 to February 28, 2026, the Company paid these affiliates of FMR LLC approximately $150,000 for these services. The service contracts for these services were negotiated at arm’s length. As part of our Related Person Transaction Procedures, our Audit Committee reviewed the foregoing relationship with FMR LLC.

Board of Director Meetings and Committees of the Board of Directors

The Board of Directors held five meetings in 2025. During 2025, each director attended 100% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served, except for one director who attended approximately 94% of such meetings. Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend our annual meeting of shareholders. All of the directors then serving on the Board of Directors, except for Michelle Warner, who did not stand for re-election, attended the 2025 Annual Meeting.

The Board of Directors has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board of Directors. Each committee’s charter is posted on our website at www.mks.com/corporate-governance under Corporate Governance Documents.

Audit Committee

The Audit Committee consists of Ms. Mora (Chair), Mr. Cannone, Mr. Donahue, and Mr. Jabre. The Board of Directors has determined that each of Ms. Mora, Mr. Cannone, Mr. Donahue, and Mr. Jabre is an “audit committee financial expert” as defined in applicable SEC regulations. Each member of the Audit Committee also meets the requirements for independence under applicable Nasdaq and SEC rules. The Audit Committee’s responsibilities include:

•
appointing, approving the fees of, assessing the independence of, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;
•
reviewing and discussing our annual audited financial statements and related disclosures with management and the independent registered public accounting firm;
•
reviewing our quarterly unaudited financial statements;
•
coordinating oversight of our internal controls over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics;
•
overseeing our internal audit function;
•
discussing our policies with respect to financial risk assessment and financial risk management;
•
establishing procedures for the receipt and retention of accounting-related complaints and concerns;
•
discussing our earnings press releases in advance of public disclosure, as well as generally discussing the types of financial information and earnings guidance, including “pro forma” and other “adjusted” non-GAAP information, provided to analysts, rating agencies, and others;
•
meeting independently with our internal audit staff, independent registered public accounting firm, and management;
•
reviewing our procedures for reviewing related person transactions, recommending any changes to these procedures, and reviewing any related person transactions;
•
reviewing and approving our corporate investment policy, including our hedging policy;
•
reviewing and approving derivative financial instruments, including those subject to mandatory clearing;

MKS INC. | 2026 PROXY STATEMENT	38

•
overseeing the work of management to monitor and control data privacy and cybersecurity risk exposure;
•
reviewing with management our overall tax strategy, including areas requiring significant judgment or risk; and
•
preparing the Audit Committee report required to be included in the annual proxy statement.

The Audit Committee held five meetings in 2025.

Compensation Committee

The Compensation Committee consists of Mr. Batra (Chair), Dr. Moloney, and Ms. Mora. Each member of the Compensation Committee meets the requirements for independence under applicable Nasdaq and SEC rules. The Compensation Committee’s responsibilities include:

•
reviewing and approving the compensation of our Chief Executive Officer, our other executive officers, and, at the discretion of the Compensation Committee, other direct reports to our Chief Executive Officer;
•
overseeing the evaluation of our Chief Executive Officer, our other executive officers, and, at the discretion of the Compensation Committee, other direct reports to our Chief Executive Officer;
•
overseeing our Chief Executive Officer and our other executives’ succession planning;
•
periodically reviewing and approving our management incentive bonus plans;
•
overseeing the risks associated with our compensation policies and practices and annually reviewing whether such policies and practices are reasonably likely to have a material adverse effect on the Company;
•
reviewing the Compensation Discussion and Analysis required to be included in the annual proxy statement;
•
preparing the annual Compensation Committee Report required to be included in the annual proxy statement;
•
overseeing and administering our equity incentive plans;
•
reviewing the results of advisory shareholder votes on executive compensation and recommending how frequently the Company should conduct such votes;
•
overseeing our stock ownership guidelines and monitoring compliance therewith;
•
reviewing and approving our clawback policy and monitoring compliance therewith;
•
overseeing, reviewing, and reporting to the Board of Directors on the development, implementation, and effectiveness of the Company’s initiatives and strategies regarding human capital management;
•
reviewing and making recommendations to the Board of Directors with respect to director compensation; and
•
appointing, compensating, assessing the independence of, and overseeing the work of any compensation consultant.

The Compensation Committee held six meetings in 2025. See the section below entitled “Executive Compensation — Compensation Discussion and Analysis” for further information about the role of the Compensation Committee and the scope of its activities.

Compensation Risk Assessment

Our Compensation Committee engaged its independent compensation consultant, Pearl Meyer & Partners, LLC, or Pearl Meyer, to conduct a risk assessment of our compensation programs and practices to understand if any risks exist that are reasonably likely to have a material adverse effect on our Company, and the results were reviewed by our Compensation Committee. Based on this assessment, our Compensation Committee concluded that our compensation programs and practices, as a whole, are appropriately structured and do not pose a material risk to our Company. Our compensation programs are intended to reward our executive officers and other employees for strong performance over the long-term, with consideration to short-term actions and results that strengthen and grow our Company. We believe our compensation programs provide the appropriate balance between short-term and long-term incentives, focusing on sustainable and profitable growth for our Company.

MKS INC. | 2026 PROXY STATEMENT	39

Compensation Committee Interlocks and Insider Participation

In 2025, Mr. Batra, Dr. Moloney, and Ms. Mora served on the Compensation Committee. None of the members of the Compensation Committee during 2025 were, at any time, officers or employees of MKS or our subsidiaries, and none of them had any relationship with us requiring disclosure under applicable SEC rules and regulations. None of our executive officers serves, or has served, as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Dr. Moloney (Chair), Mr. Batra, and Mr. Donahue. Mr. Donahue joined the Nominating and Corporate Governance Committee in May 2025, when Ms. Warner’s tenure as a director ended. Each member of the Nominating and Corporate Governance Committee meets the requirements for independence under applicable Nasdaq and SEC rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors;
•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors, including the director recommended to serve as chair of each committee;
•
designating a Lead Director (if any), subject to the approval of the independent directors;
•
reviewing each director’s continuation on the Board of Directors;
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overseeing the director succession planning process;
•
reviewing each director’s independence under Nasdaq listing standards and the applicable rules of the SEC;
•
overseeing corporate governance policies and reviewing the Articles, By-Laws, corporate governance guidelines, and other key corporate governance policies, including reviewing and monitoring compliance with the Company’s overboarding policy;
•
overseeing, reviewing, and reporting to the Board of Directors on the Company’s environmental, social, and governance strategy, goals, and initiatives, including climate-related risks and opportunities;
•
retaining and terminating any search firm to be used to identify director nominees;
•
periodically reviewing the Board of Directors’ leadership structure to assess whether it is appropriate;
•
conducting the annual evaluations of the Board of Directors, each of the committees of the Board of Directors and the directors who are up for nomination; and
•
monitoring communications from shareholders and other interested parties, including shareholder proposals.

The Nominating and Corporate Governance Committee held three meetings in 2025.

For information relating to the nomination of directors, see “Director Candidates” below.

Director Candidates

The Nominating and Corporate Governance Committee recommended to the Board of Directors that the director nominees, Peter J. Cannone III, Joseph B. Donahue and Wissam G. Jabre, be nominated by the Board of Directors for election as Directors at the 2026 Annual Meeting. The Nominating and Corporate Governance Committee utilizes a number of processes to identify and evaluate director candidates, including the engagement of a third-party search firm and other resources to identify potential director candidates, as needed. For example, Mr. Jabre, who became a director in November 2024, was identified as a director candidate by a third-party search firm. Activities relating to identifying and selecting nominees include Board assessments of each incumbent director nominee for the current year, requests to Board members and others for recommendations of potential candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by the members of the Nominating and Corporate Governance Committee and other members of the Board of Directors.

MKS INC. | 2026 PROXY STATEMENT	40

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria attached to the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industries, effectiveness, experience, diligence, conflicts of interest, and the ability to act in the interests of all shareholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee also assesses the candidate’s professional background and skills against those of the existing Board members to ensure a breadth and diversity of expertise that suits the Company’s current and future business risks, industries, and challenges. See “Directors — Board Skills Matrix.” Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints, and the Nominating and Corporate Governance Committee actively seeks to have a diverse pool of candidates from which our Board of Director nominees are chosen. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background material and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned at least $2,000 in market value or 1% of our Common Stock, whichever is less, for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Kathleen F. Burke, Esq., Executive Vice President, General Counsel, and Secretary, MKS Inc., 2 Tech Drive, Andover, MA 01810. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.

Shareholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth under the heading “Deadline for Submission of Shareholder Proposals for the 2027 Annual Meeting” below.

MKS INC. | 2026 PROXY STATEMENT	41

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE

Governance

Our environmental, social, and governance program and related management system is overseen by the Chief Executive Officer, or the CEO, and the Nominating and Corporate Governance Committee.

This program is supported by a cross-functional steering committee, which meets throughout the year, sets program strategy, defines annual objectives, provides guidance on high-level tactics to achieve its stated objectives, communicates to internal and external stakeholders, and monitors industry trends. In accordance with its charter, the Nominating and Corporate Governance Committee also reviews and reports to the Board of Directors on the Company’s strategy, goals, and initiatives in this area, including climate-related risks and opportunities as well as the impact of related issues on the Company.

In addition, our leadership approach is based on our commitment to conduct business with the highest standards of integrity. Our Code of Business Conduct and Ethics and our Human Rights and Labor Standards Policy are designed to ensure that we deliver on this commitment every day.

Human Capital Management

In order to compete and succeed in highly competitive markets and industries that are subject to rapid technological change, we believe it is critical to attract, motivate, and retain a dedicated, talented, and innovative team of employees. As part of these efforts, we strive to foster an inclusive and welcoming community, invest in continuous learning and development, engage meaningfully with employees, offer a competitive compensation and benefits program, and provide a safe and healthy workplace. We are committed to fostering a culture grounded in respect, belonging, and merit, where employees are empowered to contribute fully and perform at their best. We believe that a workplace that values different perspectives, experiences, and ways of thinking strengthens collaboration, drives innovation, and supports long-term business performance. Our global Culture and Belonging strategy is aligned with our corporate values and business objectives and is designed to support an engaged, high-performing workforce across all regions in which we operate.

To support this commitment, we advance a number of programs and practices aimed at cultivating a work environment where employees feel respected, supported, and connected to our shared purpose, while reinforcing a culture of accountability, performance, and continuous improvement that support our long-term success. Inclusion Academy is a structured enterprise learning program designed to build capability in inclusive leadership, communication and collaboration. 4C: Cross-Cultural Communication & Collaboration is an enterprise-wide learning program focused on strengthening cross-cultural effectiveness in a geographically and functionally diverse organization. Our Employee Resource Groups are open to all employees and provide opportunities for professional development, mentoring, community impact, and dialogue that strengthen engagement and belonging across the organization. MentorConnect, our enterprise-wide mentoring program, facilities knowledge sharing, professional development, and connection across functions, geographies, and levels of the organization. We also conduct comprehensive analyses of pay practices in our major regions of operations to identify and, if necessary, rectify any disparities promptly and effectively. Our most recent global compensation analysis has resulted in equitable pay for our workforce with minimal adjustments. Finally, consistent with our Corporate Governance Guidelines, we actively seek diverse candidates for the pool from which our Board of Director nominees are chosen.

We remain steadfast in our dedication to fostering learning and professional growth. We offer our employees a comprehensive catalog of programs, courses, and resources aimed at building leadership capabilities and personal effectiveness. Our performance management framework is designed to provide ongoing, actionable feedback, and facilitate dynamic career development conversations throughout the year. We also extend financial assistance for higher education to eligible employees, including support for college and graduate studies. In addition, we ensure accessibility to online learning resources via LinkedIn Learning for all employees, cultivating professional development.

MKS INC. | 2026 PROXY STATEMENT	42

In 2025, we conducted our fifth annual global employee engagement survey, with a record 91% participation rate. The survey findings were analyzed and shared with our President and CEO, the executive leadership team, and our Board of Directors. Comprehensive communication of the results was extended to all employees and supplemented with executive videos and both in-person and virtual focus groups to pinpoint prevailing themes. Leveraging these themes and data points, tailored action items were created to encourage meaningful change, with corporate initiatives focusing on innovation and cross-departmental collaboration.

We are also committed to providing total compensation packages that attract, motivate, and retain our employees, as well as recognizing and rewarding our employees’ sustained performance and results. In addition, we are committed to ensuring that these total compensation packages are externally competitive and internally equitable, while supporting our business plans and strategies. As employee turnover is an indicator of employee satisfaction, we monitor turnover globally. We have a very stable and committed workforce, as evidenced by low voluntary turnover. Our voluntary turnover for the year ended December 31, 2025 was 6%. Our average employee tenure as of December 31, 2025 was more than 10 years.

Health & Safety

We are committed to providing a safe and healthy workplace for all employees. We accomplish this through compliance with applicable laws and regulations regarding workplace safety, including recognition and control of workplace hazards, tracking injury and illness rates, utilizing a global travel risk management program, and maintaining detailed emergency and business continuity plans. We recently launched two new safety programs aimed at raising awareness among leaders and mid-level management: Safety Toolbox Talks and Safety Moments. We also provide mandatory environmental, health, and safety training to ensure all employees are provided with the education to perform their jobs safely and to protect the environment. In addition, we offer employees and eligible family members a full range of health and wellness programs, as well as many clinical and administrative services.

We have instituted MEHS, a formal Global MKS Management System for Environmental, Health, and Safety, to protect our employees, other stakeholders, and the environment. This system is structured around four strategic pillars: foundation and structure; operational discipline; mindset and culture; and governance and compliance.

Environmental Management

We play an integral part in delivering enabling solutions in an increasingly connected world. This position provides us with an opportunity to advance not just our own sustainability goals but also those of our customers. We are committed to operating our business in an environmentally and socially responsible manner, in tandem with our employees, customers, suppliers, and communities.

Our products are used in a broad range of industries and applications. Our ability to innovate is critical to achieving and sustaining product differentiation as well as establishing and deepening customer relationships. These innovations have accelerated roadmaps for customers in our primary markets and contributed to driving positive environmental impact and progress, including with respect to clean energy, renewable energy, and other sustainable, ethical applications.

In March 2026, the Science Based Targets initiative, or SBTi, approved our near-term science-based emissions reduction targets, under which we commit to reduce absolute Scope 1 and 2 greenhouse gas emissions 42% by 2030 from a 2022 baseline, in alignment with criteria established by the SBTi. We also commit that 69% of our suppliers and customers by emissions covering purchased goods and services and use of sold products will have science-based targets by 2030.

Additional information regarding our activities related to our people and sustainability can be found in our 2025 Environmental, Social, Governance Report, which is accessible through our website at www.mks.com/environmental-social-governance. Our Environmental, Social, Governance Report is updated periodically.

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DIRECTOR COMPENSATION

Cash Compensation

The following table summarizes the cash compensation payable by us to non-employee directors in 2025:

Annual Retainer
Base Retainer for All Non-Employee Board Members	$85,000
Additional Retainers for Services:
Chair	$105,000
Lead Director	$30,000
Audit Committee Chair	$25,000
Other Audit Committee Members	$12,500
Compensation Committee Chair	$20,000
Other Compensation Committee Members	$10,000
Nominating and Corporate Governance Committee Chair	$15,000
Other Nominating and Corporate Governance Committee Members	$7,500

Retainers are pro-rated based on the time a director serves in the capacities listed. In addition, from time to time, the Board of Directors may form special committees related to specific matters and may elect to compensate directors for their service on such committees.

Equity Compensation

Non-employee directors are eligible for awards under our 2022 Stock Incentive Plan, which is administered by the Compensation Committee. In 2025, under our director compensation program, non-employee directors received automatic grants of restricted stock units, or RSUs, on the date of the 2025 Annual Meeting, with a grant date value of $225,000, which RSUs will vest in full on the day prior to the 2026 Annual Meeting. In November 2025, our Board of Directors, upon the recommendation of the Compensation Committee, increased the value of the annual RSU grant to $250,000 for each non-employee director, effective January 1, 2026. Our Compensation Committee recommended this increase after reviewing a competitive analysis of director compensation programs, which was prepared by the Compensation Committee’s independent compensation consultant, Pearl Meyer.

If a new non-employee director joins our Board of Directors other than in connection with an annual meeting of shareholders, he or she will be entitled to an initial RSU grant with a value equal to the annual RSU grant, pro-rated based on the effective date of his or her appointment.

MKS INC. | 2026 PROXY STATEMENT	44

Director Compensation Table for 2025

The following table summarizes compensation earned by or paid to non-employee directors in 2025. Dr. Lee is excluded from the table because he is an executive officer and his compensation is set forth in the Executive Compensation section below, under the heading “Executive Compensation Tables — Summary Compensation Table for 2025.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Rajeev Batra	$112,500		$223,959	-		$336,459
Peter J. Cannone III	$100,500	(2)	$223,959	-		$324,459
Gerald G. Colella	$193,000	(2)	$223,959	$26,120	(3)	$443,079
Joseph B. Donahue	$105,280	(2)	$223,959	-		$329,239
Wissam G. Jabre	$100,500	(2)	$223,959	-		$324,459
Jacqueline F. Moloney	$140,000		$223,959	-		$363,959
Elizabeth A. Mora	$120,000		$223,959	-		$343,959
Michelle M. Warner(4)	$36,544	(2)	-	-		$36,544

(1)
Represents the aggregate grant date fair value for each RSU granted during the year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or ASC 718. The grant date fair value of the RSU awards was calculated based on the closing price of our Common Stock on the grant date reduced by the present value of dividends expected to be paid on our Common Stock prior to vesting. The outstanding stock awards held as of December 31, 2025 by each of the non-employee directors consisted of 2,479 RSUs.
(2)
Includes consideration for services on a special committee of the Board of Directors for mergers and acquisitions, which compensation consisted of a flat fee of $3,000 for up to five meetings and $1,000 per meeting thereafter up to a maximum of $10,000. In connection with their service on this special committee, Mr. Cannone, Mr. Colella, Mr. Donahue, Mr. Jabre, and Ms. Warner each received $3,000.
(3)
In connection with his retirement as CEO in January 2020, Mr. Colella receives retiree medical benefits for life for himself and his spouse. In addition, Mr. Colella is reimbursed for certain out-of-pocket health care costs capped at $4,500 annually. The net present value of these benefits was $503,823 as of December 31, 2025 and we paid $26,120 for these benefits in 2025. Mr. Colella receives no other retirement benefits.
(4)
Ms. Warner served as a director until May 2025.

MKS INC. | 2026 PROXY STATEMENT	45

AUDIT AND FINANCIAL ACCOUNTING OVERSIGHT

Audit Committee Report

The Audit Committee of our Board of Directors has reviewed our audited financial statements for the year ended December 31, 2025 and discussed them with our management.

The Audit Committee discussed with PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted,

Elizabeth A. Mora, Chair

Peter J. Cannone III

Joseph B. Donahue

Wissam G. Jabre

Principal Accountant Fees and Services

For the years ended December 31, 2025 and 2024, aggregate fees for professional services rendered by our independent registered public accounting firm, PwC, in the following categories were as follows:

	2025	2024
Audit Fees	$7,740,200	$8,011,000
Audit-Related Fees	260,000	-
Tax Fees	3,596,800	3,166,000
All Other Fees	3,000	3,000
Total	$11,600,000	$11,180,000

Audit Fees

Audit fees billed for the years ended December 31, 2025 and December 31, 2024 consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements, (ii) statutory audits, (iii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q, (iv) audit services related to other reports filed with the SEC or comfort letters, and (v) the audit of our internal control over financial reporting as required by the rules and regulations promulgated under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees for the year ended December 31, 2025 consisted of fees for assurance and related services that are not otherwise included in "Audit Fees" above. There were no audit-related fees for the year ended December 31, 2024.

MKS INC. | 2026 PROXY STATEMENT	46

Tax Fees

Tax fees for the years ended December 31, 2025 and December 31, 2024 consisted of fees for professional services rendered for tax compliance, including the preparation of tax returns, and tax planning and tax advice, including assistance with foreign operations and tax audits.

All Other Fees

All other fees for the years ended December 31, 2025 and December 31, 2024 were for accounting research software.

In 2025 and 2024, all fees for professional services rendered by our independent registered public accounting firm were pre-approved pursuant to the Audit Committee’s pre-approval requirements, described below.

Pre-Approval Policy and Procedures

The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the Audit Committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the Audit Committee. It is the Audit Committee’s policy that with respect to services performed or to be performed by PwC in connection with each fiscal year of the Company, the annual fees for non-audit services in such year shall not exceed one half of the aggregate fees payable to PwC for such year, without the prior express approval of the Audit Committee.

In connection with the foregoing, the Audit Committee may approve specific services in advance. In addition, from time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.

MKS INC. | 2026 PROXY STATEMENT	47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock by (i) each shareholder known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock; (ii) the Named Executive Officers named in the Summary Compensation Table below; (iii) each of our current directors; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, all equity amounts set forth in the table are as of March 3, 2026. The address for each of our directors and executive officers is: c/o MKS Inc., 2 Tech Drive, Andover, Massachusetts 01810.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Common Stock Beneficially Owned
5% Shareholders
The Vanguard Group	7,752,097	(2)	11.52%
BlackRock, Inc.	5,887,663	(3)	8.75%
Invesco Ltd.	4,394,205	(4)	6.53%
FMR LLC	4,051,183	(5)	6.02%
Victory Capital Management, Inc.	3,787,201	(6)	5.63%

Named Executive Officers
John T.C. Lee	154,696		*
Ramakumar Mayampurath	8,811		*
Kathleen F. Burke	53,794		*
David P. Henry	18,841		*
James A. Schreiner	23,401		*

Non-Employee Directors
Rajeev Batra	12,966		*
Peter J. Cannone III	5,882		*
Gerald G. Colella	45,754	(7)	*
Joseph B. Donahue	8,871		*
Wissam G. Jabre	2,008		*
Jacqueline F. Moloney	8,253		*
Elizabeth A. Mora	16,184		*
All directors and executive officers as a group (14 persons)	384,853	(8)	*

* Represents less than 1% of the outstanding Common Stock.

(1)
We believe that each shareholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each shareholder is determined under SEC rules, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting or investment power and also any shares that the individual has the right to acquire within 60 days after March 3, 2026, subject to the vesting of RSUs or the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such shareholder of beneficial ownership of those shares of Common Stock. Percentage ownership calculations are based on 67,321,698 shares of Common Stock outstanding as of March 3, 2026. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following March 3, 2026, pursuant to the vesting of RSUs or the exercise of any stock options or other right, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

MKS INC. | 2026 PROXY STATEMENT	48

(2)
Based on information set forth in a Schedule 13G/A filed by The Vanguard Group on October 31, 2025 reporting stock ownership as of September 30, 2025. The Vanguard Group has shared voting power with respect to 418,192 shares, sole investment power with respect to 7,243,630 shares and shared investment power with respect to 508,467 shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355. Subsequent to March 3, 2026, The Vanguard Group filed a Schedule 13G/A on March 27, 2026 reporting that it no longer beneficially owned any shares of our Common Stock and therefore was not a beneficial owner of more than 5% of the outstanding shares of our Common Stock.
(3)
Based on information set forth in a Schedule 13G/A filed by BlackRock, Inc. on October 17, 2025, reporting stock ownership as of September 30, 2025. BlackRock, Inc. has sole voting power with respect to 5,669,807 shares and sole investment power with respect to 5,887,663 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.
(4)
Based on information set forth in a Schedule 13G filing by Invesco Ltd. on February 12, 2026, reporting stock ownership as of December 31, 2025. Invesco Ltd has sole voting power with respect to 4,301,757 shares and sole investment power over 4,394,205 shares. Invesco Ltd.’s address is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.
(5)
Based on information set forth in a Schedule 13G filed by FMR LLC on February 9, 2024, reporting stock ownership as of December 29, 2023. FMR LLC has sole voting power with respect to 4,049,577 shares and sole investment power with respect to 4,051,183 shares. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.
(6)
Based on information set forth in a Schedule 13G/A filed by Victory Capital Management Inc. on August 8, 2025, reporting stock ownership as of June 30, 2025. Victory Capital Management Inc. has sole voting power with respect to 3,711,418 shares and sole investment power with respect to 3,787,201 shares. Victory Capital Management Inc.’s address is 15935 La Cantera Pkwy, San Antonio, TX 78256.
(7)
Consists of 5,737 shares held directly by Mr. Colella and 40,017 shares held in the name of The Gerald G. Colella 2019 Trust.
(8)
Consists of 383,113 shares held directly or indirectly by such directors and executive officers and 1,740 shares subject to RSUs that vest within 60 days of March 3, 2026.

To our knowledge, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock.

MKS INC. | 2026 PROXY STATEMENT	49

EXECUTIVE OFFICERS

The following is a brief summary of the background of each of our current executive officers, other than Dr. Lee, whose background is described under the heading “Directors” above.

Executive Officer	Background and Qualifications

Mr. Mayampurath has served as Executive Vice President and Chief Financial Officer since October 2024. He also served as Treasurer from October 2024 to May 2025. Prior to joining MKS, Mr. Mayampurath served as Senior Vice President and Chief Financial Officer of Rogers Corporation, a global leader in engineered materials, from May 2021 to August 2024. During his tenure as Senior Vice President and Chief Financial Officer of Rogers, Mr. Mayampurath also served as Treasurer from May 2021 to September 2021 and from June 2022 to August 2024. He previously served in various other senior roles at Rogers, including Vice President, Corporate Finance from December 2020 to April 2021, Vice President, Business Transformation from March 2020 to December 2020, Vice President, Global Financial Planning & Analysis from April 2016 to March 2020, and Vice President, Corporate, Financial Planning & Analysis and Treasurer from November 2014 to March 2016. Prior to joining Rogers, Mr. Mayampurath served in divisional financial leadership roles at Royal Philips Electronics from 2005 to 2014. He is a chartered accountant (inactive) and holds an M.B.A. from Southern Illinois University and a Master of Global Management from Thunderbird School of Global Management.

Ramakumar
Mayampurath, 62

Executive Vice President and
Chief Financial Officer

Ms. Burke has served as Executive Vice President, General Counsel, and Secretary since February 2023. From May 2017 to February 2023, she served as Senior Vice President and General Counsel, becoming Secretary in May 2019. From April 2011 to May 2017, she served as Vice President and General Counsel, and from January 2005 to May 2019, she served as Assistant Secretary. From January 2005 to April 2011, Ms. Burke served as General Counsel, and from February 2004 to January 2005, she served as Corporate Counsel. Prior to joining MKS, Ms. Burke was a corporate attorney at Wilmer Cutler Pickering Hale and Dorr LLP (formerly Hale and Dorr LLP), a full-service international law firm, from 1994 to 2004. Ms. Burke served as a member of the Board of Directors of the Northeast Chapter of the Association of Corporate Counsel, a global legal association, from 2009 to 2020 and served as the Chapter’s President from 2011 to 2013, its Vice President from 2010 to 2011 and its Treasurer from 2009 to 2011. Ms. Burke holds a B.A. from Boston College and a J.D. from Boston College Law School.

Kathleen F. Burke, 61

Executive Vice President,
General Counsel, and Secretary

MKS INC. | 2026 PROXY STATEMENT	50

Executive Officer	Background and Qualifications

Mr. Henry has served as Executive Vice President, Global Strategic Marketing, and General Manager, Materials Solutions Division since August 2025. From February 2023 to July 2025, he served as Executive Vice President, Operations and Corporate Marketing. From August 2022 to February 2023, he served as Senior Vice President, Operations and Corporate Marketing. From November 2020 to August 2022, he served as Senior Vice President, Corporate Marketing, Project Management Office and Global Service. From January 2020 to November 2020, he served as Senior Vice President of Corporate Marketing and Project Management Office. From July 2016 to December 2019, Mr. Henry served as Vice President of Corporate Marketing. From February 2014 to July 2016, he served as Senior Director of Strategic Marketing. Prior to joining MKS, from December 1999 to February 2014, Mr. Henry served in various supply chain and marketing positions at 3M Company, a diversified technology company with a global presence in the safety and industrial, transportation and electronics, health care and consumer businesses. Mr. Henry holds a B.S. in Industrial Engineering from Worcester Polytechnic Institute and an M.B.A. from Bentley College.

David P. Henry, 54

Executive Vice President,
Global Strategic Marketing, and
General Manager, Materials
Solutions Division

Mr. Schreiner has served as Executive Vice President and Chief Operating Officer since August 2025. From February 2023 to July 2025, Mr. Schreiner served as an Executive Vice President and from August 2022 to August 2025, Mr. Schreiner served as Chief Operating Officer, Materials Solutions Division. From September 2019 to February 2023, he served as a Senior Vice President and from September 2019 to August 2022, he served as Chief Operating Officer. Prior to joining MKS, from July 2017 to September 2019, Mr. Schreiner served as the Senior Vice President of Global Operations for the Rosemount Measurement & Analytical Group of Automation Solutions at Emerson Electric Co., a multinational corporation that manufactures products and provides engineering services for a wide range of industrial, commercial, and consumer markets. Mr. Schreiner served in other senior roles at Emerson Electric, including Vice President of North America from March 2016 to July 2017, and Vice President of Europe from November 2010 to March 2016, both for the Rosemount Measurement & Analytical Group, as well as Vice President of Global Operations for the Micro Motion Division. Prior to Emerson Electric, Mr. Schreiner served in progressive leadership roles at Plexus Corp., ILX Lightwave Corporation, Tetra Pak and 3M Company. Mr. Schreiner holds a B.S. in Electrical Engineering from Montana State University, Bozeman as well as an Executive M.B.A. from the University of Colorado, Denver.

James A. Schreiner, 64

Executive Vice President
and Chief Operating
Officer

MKS INC. | 2026 PROXY STATEMENT	51

Executive Officer	Background and Qualifications

Mr. Taranto has served as an Executive Vice President since February 2023 and General Manager, Vacuum Solutions Division since November 2020. From November 2020 to February 2023, he served as a Senior Vice President. From September 2014 to November 2020, he served as Vice President and General Manager of Business Units in our Vacuum & Analysis Division (now known as our Vacuum Solutions Division). From July 2014 to December 2020, he was also a member of our Office of the Chief Technology Officer (OCTO), and he chaired the OCTO from January 2018 to December 2020. From September 2000 to September 2014, Mr. Taranto served in a range of managerial and senior engineering positions at MKS. From December 1997 to September 2000, he served as a senior engineer for D.I.P. Inc., a digital-control network supplier, until it was acquired by MKS in September 2000.

Eric R. Taranto, 58

Executive Vice President
and General Manager,
Vacuum Solutions
Division

Mr. Williams has served as Executive Vice President and General Manager, Photonics Solutions Division since May 2024. From April 2020 to May 2024, he served as Vice President and General Manager of the Equipment Solutions Division (which became part of the Photonics Solutions Division in 2022). He joined MKS in February 2019 with the acquisition of ESI, where he served as Vice President of Marketing. Prior to joining ESI, Mr. Williams was Vice President of Corporate & Strategic Marketing at FEI, which became part of Thermo Fisher Scientific in 2016. Earlier in his career, he held various marketing and product management positions at leading capital equipment companies, including Lam Research Corporation and Brooks Automation, Inc. Mr. Williams holds a B.S. in Mechanical Engineering from California Polytechnic State University – San Luis Obispo.

John E. Williams, 57

Executive Vice President
and General Manager,
Photonics Solutions
Division

Our executive officers are appointed by the Board of Directors on an annual basis and serve until their successors are duly appointed and qualified. There are no family relationships among any of our executive officers or directors.

MKS INC. | 2026 PROXY STATEMENT	52

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The purpose of this section of our proxy statement is to provide an overview of our executive compensation program, our compensation philosophy and objectives, and the material decisions we made with respect to each element of our executive compensation program. Throughout this proxy statement, we refer to the “Named Executive Officers” listed below.

Name	Title

John T.C. Lee	President and Chief Executive Officer
Ramakumar Mayampurath	Executive Vice President and Chief Financial Officer
Kathleen F. Burke	Executive Vice President, General Counsel, and Secretary
David P. Henry	Executive Vice President, Global Strategic Marketing, and General Manager, Materials Solutions Division
James A. Schreiner	Executive Vice President and Chief Operating Officer

Mr. Mayampurath served as Executive Vice President and Chief Financial Officer throughout fiscal year 2025 and served as Treasurer until May 2025. Effective August 1, 2025, Mr. Henry, who previously served as Executive Vice President, Operations and Corporate Marketing, assumed the position of Executive Vice President, Global Strategic Marketing, and General Manager, Materials Solutions Division, and Mr. Schreiner, who previously served as Executive Vice President and Chief Operating Officer, Materials Solutions Division, assumed the position of Executive Vice President and Chief Operating Officer.

Following this Compensation Discussion and Analysis, you will find a series of tables containing specific information about the compensation earned by or paid to our Named Executive Officers in 2025.

Executive Summary

Our Business

We enable technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions, and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world’s leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications.

Company Performance in 2025

In 2025, our revenue, operating income, net income per share, and operating cash flow each improved compared to 2024. Our performance was enabled by our broad and deep technology portfolio, which allowed us to outperform growth in wafer fabrication equipment spending in our Semiconductor market and deliver strong growth in our Electronics & Packaging market, which saw increased demand driven in part by artificial intelligence or AI. We generated strong gross margins despite moderate impacts from U.S. tariff policies and adverse product mix and delivered healthy profitability and strong cash from operations. We also continued to invest in our business to drive future growth, including through research and development and investments in upgraded and new manufacturing capacity in China, Malaysia, Romania, and Thailand.

In our Semiconductor market, revenue increased 13% in 2025, driven by higher sales of our semiconductor capital equipment in logic and foundry applications and higher NAND memory production upgrades. This growth reflects the investments we have made across our broad product portfolio supporting deposition and etching applications, which are increasingly critical for advanced memory and logic manufacturing. Specifically, we saw strong growth in vacuum and plasma and reactive gas products, which demonstrates the critical role of our broad portfolio of products in addressing the industry’s challenging technology roadmaps. Our services business continued to grow steadily. We also generated improved revenues from NAND memory-related applications, such

MKS INC. | 2026 PROXY STATEMENT	53

as RF Power, as semiconductor manufacturers began to upgrade their equipment to address end-market demand for higher layer count NAND devices. We remain closely engaged with equipment OEMs and leading semiconductor fabs in addressing a broad range of technology inflections, including in attractive markets, such as lithography, metrology, and inspection. We achieved a number of strategic design wins and secured new customer orders that highlight our differentiated technology.

Revenue in our Electronics & Packaging market increased 20% in 2025, driven by improved industry demand for our chemistry equipment and proprietary chemistries that are used to manufacture high-density interconnects, multi-layer circuit boards, and package substrates related to AI applications. Increasing demand for AI servers, which require more complex circuit boards with more layers, was a key contributor to our growth, offsetting continued muted demand in traditional printed circuit board, or PCB, markets like smartphones and personal computers. Strong chemistry equipment revenue is a leading indicator for future chemistry revenues given our history of high chemistry attach rates. Our flexible PCB drilling equipment sales also increased, reflecting our leadership position in that market and increasing adoption of flexible PCBs in advanced consumer devices.

Sales from our Specialty Industrial market declined 4% in 2025, due to broad industrial weakness and a soft automotive market, partially offset by modest improvement in our Research & Defense business. Our strategy in Specialty Industrial is to leverage our technology investments in our Semiconductor and Electronics & Packaging markets into niche applications that create market leadership opportunities and generate attractive incremental cash flows.

In addition, we took several actions to proactively manage our leverage and significantly reduce our interest expense. In 2025, we made four prepayments on our term loan facility totaling $400 million. Our proactive management of our leverage, combined with our $1.4 billion convertible notes offering in 2024 and term loan repricing in 2025, led to a 25% reduction in our annual net interest expense compared to 2024.

Our emphasis on corporate responsibility resulted in numerous award recognitions in 2025, including Newsweek and Statista’s America’s Most Responsible Companies for 2025, U.S. News & World Report’s 2025-2026 Best Companies to Work For, and TIME and Statista’s America’s Best Midsize Companies for 2025. We also received a “Low” ESG risk rating from Sustainalytics, demonstrating our continued focus on sustainability. In addition, Dr. Lee was awarded the 2025 Optica i4 Individual Lifetime Achievement Prize in recognition of his role in transforming the Company into a multi-market technology leader and his advocacy for a strong corporate culture.

In 2025, key financial and operating results include:

•
net revenues of $3.93 billion, an increase of 10% from $3.59 billion in 2024;
•
Semiconductor market net revenues of $1.70 billion, an increase of 13% from $1.50 billion in 2024, driven by strength in our products supporting deposition and etching applications, which are increasingly critical for advanced memory and logic manufacturing;
•
Electronics & Packaging market net revenues of $1.11 billion, an increase of 20% from $922 million in 2024, driven by improved industry demand for our chemistry equipment and proprietary chemistries that are used to manufacture high-density interconnects, multi-layer circuit boards, and package substrates related to AI applications, and growth in our Flex PCB drilling equipment business;
•
Specialty Industrial market net revenues of $1.12 billion, a decrease of 4% from $1.17 billion in 2024, due to broad industrial weakness and a soft automotive market, partially offset by modest improvement in our Research & Defense business;
•
net income of $295 million, or $4.37 per diluted share, compared to net income of $190 million, or $2.81 per diluted share, in 2024;
•
operating cash flow of $645 million, compared to $528 million in 2024;
•
voluntary prepayments totaling $400 million on our term loans and a repricing that helped reduce our net interest expense to $198 million in 2025 from $263 million in 2024; and
•
the return of $59 million to MKS shareholders in cash dividends, consistent with cash dividends paid in 2024.

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2025 Compensation Outcomes

Our executive compensation program is designed to reward our Named Executive Officers for performance and to align their interests with those of our shareholders. As a result of our financial performance in 2025, our Named Executive Officers received 135% of their target variable cash compensation under our Management Incentive Plan, which was measured against two financial metrics – non-GAAP operating income and adjusted net debt – and 128% of the portion of their target performance-based equity compensation measured against Adjusted EBITDA, which vests in equal annual installments over three years beginning in February 2026 (each financial metric as further described under “Elements of Compensation” below). We believe these financial metrics are important to our shareholders because each of non-GAAP operating income and Adjusted EBITDA is an indicator of how well we manage the operations and profitability of our Company and adjusted net debt is an indicator of how well we manage our significant debt. The alignment of our financial performance goals with our incentive payout opportunities for 2025 is evidenced by the fact that our Management Incentive Plan and our performance-based equity awards subject to Adjusted EBITDA each paid out above target achievement in a year where we experienced double-digit revenue growth in our two key end markets – Semiconductor and Electronics & Packaging. Semiconductor market net revenues increased 13% over 2024 and Electronics & Packaging market net revenues increased 20% over 2024, underscoring our ability to execute on our strategy and capitalize on industry trends to deliver sustainable growth for our shareholders.

Consideration of 2025 Advisory Vote on Executive Compensation

At our 2025 Annual Meeting, held on May 12, 2025, we submitted to our shareholders an advisory vote on executive compensation. Although annual advisory say-on-pay votes are non-binding, our Compensation Committee considers the outcome of this vote each year when making compensation decisions for our Named Executive Officers. At the 2025 Annual Meeting, our shareholders overwhelmingly approved our executive compensation, with approximately 94% of the votes cast voting in favor of the say-on-pay proposal. The results of the say-on-pay vote indicate strong shareholder support of our compensation and pay decisions made in relation to our performance.

In addition to considering the say-on-pay vote, the Compensation Committee reviews evolving best practices, market compensation information, changing regulatory requirements, and the broader business environment when evaluating our executive compensation program. Following this review, the Compensation Committee approved a return to the Company’s historical incentive compensation framework for 2025, under which achieving plan-of-record performance for both the annual cash incentive program and Adjusted EBITDA for the long-term equity incentive compensation program results in a 100% payout opportunity. This approach is consistent with the Company’s pre-2024 design. As previously disclosed, the Compensation Committee adopted a modified framework for 2024 – providing a 25% payout for plan-of-record performance – to reflect the muted business environment and increased focus on cost-reduction. Reinstating the historical framework in 2025 aligns the Company’s incentive compensation programs with prevailing market practices and supports the objectives of attracting, retaining and motivating executives to drive long-term value creation. See “Elements of Compensation — Annual Cash Incentive Compensation” and “Elements of Compensation — Long-Term Equity Incentive Compensation” below for more information about these changes.

Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

•
attract and retain high caliber executive talent;
•
motivate and reward the attainment of short-term objectives that drive long-term value; and
•
foster long-term alignment of executive and shareholder interests.

We target each of our Named Executed Officers’ various compensation elements, including base salary, annual cash incentive compensation, and long-term equity incentive compensation, to be within a competitive range around median levels (plus or minus 15% of median) for each such respective position in the market. The competitive range is considered alongside other key factors when setting compensation levels, and final values for each of our Named Executive Officers may range from approximately the 25th percentile to approximately the 75th percentile. In considering the compensation of our Named Executive Officers relative to the market, we also qualitatively assess each Named Executive Officer’s overall performance, tenure, and potential contributions to MKS’ ongoing growth. For 2025, the total target compensation for each of Dr. Lee, Ms. Burke, Mr. Henry, and Mr. Schreiner fell within the competitive range of our peer group. Mr. Mayampurath was hired in October 2024. His compensation was negotiated prior to his October 2024 start date as part of the hiring process and reflects the amount necessary to secure his employment, rather than being

MKS INC. | 2026 PROXY STATEMENT	55

set through the Compensation Committee’s annual review process. Because Mr. Mayampurath’s compensation was determined in the second half of 2024, the Compensation Committee did not make any adjustments to his compensation during its annual review in February 2025. As a result, Mr. Mayampurath’s total target compensation fell below the competitive range of our peer group due to market shifts that occurred after his compensation was determined.

Base salaries are designed to provide executives with a level of predictability and stability with respect to a portion of their total compensation package. Base salaries are a relatively small component of the overall pay packages of our Named Executive Officers because we believe a significant majority of executive compensation should be variable and based on performance.

Our annual cash incentive compensation program is designed to reward the attainment of short-term earnings goals that drive the long-term growth of MKS. We believe that these goals are aligned with significant value creation, and that our plan creates a strong link between pay and performance while providing a meaningful incentive for our Named Executive Officers to deliver financial results that exceed our goals.

We provide our Named Executive Officers with long-term equity incentive compensation in the form of RSUs, at least half of which are performance-based, in order to:

•
foster long-term alignment of executive and shareholder interests;
•
balance the short-term focus on annual cash incentive compensation with creating long-term shareholder value;
•
reward strong operational performance; and
•
promote retention by providing equity-based compensation, the vast majority of which vests over a three-year period, with the remaining vesting in full at the end of a three-year period.

In order to further underscore our compensation values and enhance the efficacy of our pay programs, we also adhere to the following practices:

What We Do

✓	Offer a balanced compensation program designed to align with our business strategy, market practices, and shareholder interests
✓	Provide maximum payout caps under incentive plans
✓	Conduct robust annual reviews and validation of our peer group
✓	Conduct a comprehensive annual risk assessment of all compensation programs
✓	Maintain a clawback policy for incentive-based compensation that goes beyond the requirements of the Nasdaq rules
✓	Provide change-in-control benefits only upon a qualified double-trigger termination of employment
✓	Review prior levels of compensation when making executive compensation decisions
✓	Maintain stock ownership guidelines
✓	Maintain a fully independent Compensation Committee
✓	Utilize an independent compensation consultant

MKS INC. | 2026 PROXY STATEMENT	56

What We Do Not Do

X	No repricing of underwater options without shareholder approval
X	No hedging or pledging of MKS shares
X	No incentives for excessive risk taking
X	No tax gross-ups (except for relocation and expatriate service)
X	No perquisites

The following charts show the components of total target compensation on a percentage basis for our Chief Executive Officer and our other Named Executive Officers as a group for 2025.

In May 2024, the Compensation Committee reviewed the peer companies to be used to determine 2025 executive compensation, which at that time consisted of 17 U.S. publicly traded companies that had been primarily selected based on similar industry and size. In determining whether these peer companies should continue to be included in the peer group, the Compensation Committee considered whether these peer companies had (i) a revenue range relative to our projected 2024 revenue between approximately 0.5 to 2.5 times, (ii) a market capitalization range relative to our average market capitalization for the twelve months ended December 31, 2023 between approximately 0.3 and 3.0 times, and (iii) an employee headcount relative to our employee headcount as of December 31, 2023 between approximately 0.5 to 3.0 times. The Compensation Committee also considered secondary factors, including whether a company is identified as a peer by proxy advisory firms or other companies, other performance considerations, and whether a company is a competitor for talent. The Compensation Committee elected to remove National Instruments Corporation, due to its acquisition by Emerson Electric Co. in October 2023, remove KLA Corporation, due to its significantly larger size, and add Waters Corporation, based on its industry classification, revenue, and executive compensation practices relative to the peer group. As a result, publicly available compensation data from the following 16 peer companies was used in determining executive compensation for 2025:

Agilent Technologies, Inc.	Lumentum Holdings Inc.

AMETEK, Inc.	Sensata Technologies Holding plc

Ciena Corporation	Skyworks Solutions, Inc.

Coherent Corp.	Teledyne Technologies Incorporated

Entegris, Inc.	Teradyne, Inc.

IDEX Corporation	Trimble Inc.

IPG Photonics Corporation	Waters Corporation

Keysight Technologies, Inc.	Zebra Technologies Corporation

MKS INC. | 2026 PROXY STATEMENT	57

In certain instances where robust peer group benchmark data was not available, our Compensation Committee utilized size and industry-appropriate broad survey data from the Radford McLagan Compensation Database.

Elements of Compensation

The following summarizes the compensation elements for our Named Executive Officers:

Base Salary

When our Compensation Committee set 2025 annual executive compensation in February 2025, the Compensation Committee approved salary increases effective March 30, 2025, of 5% for Dr. Lee, 6% for Ms. Burke, 10% for Mr. Henry, and 5% for Mr. Schreiner. As discussed above, Mr. Mayampurath was not included in this review because his base salary had already been determined in connection with his appointment in October 2024.

Listed below are the base salaries our Compensation Committee approved for our Named Executive Officers in 2024 and 2025.

Named Executive Officer	2024 Base Salary	2025 Base Salary	Percentage Increase
John T.C. Lee	$1,000,000	$1,050,000	5%
Ramakumar Mayampurath	$625,000	$625,000	--
Kathleen F. Burke	$519,000	$550,000	6%
David P. Henry	$464,000	$510,000	10%
James A. Schreiner	$486,000	$510,000	5%

In May 2025, the Compensation Committee approved the following salary increases, effective August 3, 2025, for Mr. Henry in connection with his appointment to the position of Executive Vice President, Global Strategic Marketing, and General Manager, Materials Solutions Division, and for Mr. Schreiner in connection with his appointment to the position of Executive Vice President and Chief Operating Officer.

Named Executive Officer	Original 2025 Base Salary	Updated 2025 Base Salary	Percentage Increase
David P. Henry	$510,000	$575,000	13%
James A. Schreiner	$510,000	$600,000	18%

Annual Cash Incentive Compensation

For 2025, the annual cash incentive program was based on two financial metrics: non-GAAP operating income, defined as our GAAP operating income excluding any charges or income not related to our operating performance and adjusted net debt, defined as our gross debt, less cash and short-term investments, adjusted for the impact of foreign currency changes and certain items that our Compensation Committee considers to be outside the ordinary course of operations. The Compensation Committee believes that non-GAAP operating income serves as a barometer of how well we manage the operations and profitability of the Company, and that adjusted net debt reinforces the importance of generating strong cash performance to reduce our debt, including by reducing inventory, improving the timeliness of accounts receivable, and achieving favorable accounts payable and continuous cost savings. For 2025, (i) non-GAAP operating income was weighted at 70% of each Named Executive Officer’s Target Bonus Amount (as defined below), and (ii) adjusted net debt was weighted at 30% of each Named Executive Officer’s Target Bonus Amount.

In 2024, due to the muted business environment and increased focus on cost reduction, the Compensation Committee modified the payout curves for non-GAAP operating income and adjusted net debt so that achieving plan-of-record performance resulted in a 25% payout of a Named Executive Officer’s Target Bonus Amount for each metric, with a 100% payout requiring stretch-level performance. For 2025, to better align with market practice, the Compensation Committee reinstated the historical annual cash incentive payout curves used prior to 2024, under which plan-of-record performance corresponded to a 100% payout opportunity of the Target Bonus Amount for each metric.

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Under the Management Incentive Plan, each Named Executive Officer was eligible to receive a performance bonus based on a specified percentage of base salary earned during the 2025 calendar year. Any performance bonus under the Management Incentive Plan would be capped such that payout would not exceed an amount equal to 200% of the Named Executive Officer’s Target Bonus Amount.

In 2025, payouts under the Management Incentive Plan were determined by multiplying each Named Executive Officer’s “Target Bonus Amount” by the Company’s percentage achievement of non-GAAP operating income and adjusted net debt, as described below. Target Bonus Amount consists of each Named Executive Officer’s base salary earned in 2025, multiplied by his or her “Target Bonus Percentage,” as determined by our Compensation Committee. If a Named Executive Officer’s base salary and/or Target Bonus Percentage changed during 2025, the Named Executive Officer’s Target Bonus Amount was pro-rated based on the number of days in 2025 that the Named Executive Officer received such base salary and/or Target Bonus Percentage. When our Compensation Committee met in February 2025, it elected to maintain the existing Target Bonus Percentage for Dr. Lee and increase the Target Bonus Percentages for Ms. Burke, Mr. Henry, and Mr. Schreiner by 5% to better align their bonus opportunities with the market. As previously discussed, Mr. Mayampurath’s 2025 Target Bonus Percentage was determined in connection with his October 2024 appointment and was not reviewed as part of the Compensation Committee’s annual review of executive compensation in February 2025.

Listed below is the Target Bonus Percentage for each Named Executive Officer in 2024 and 2025.

Named Executive Officer	2024 Target Bonus Percentage	2025 Target Bonus Percentage
John T.C. Lee	125%	125%
Ramakumar Mayampurath	N/A	85%
Kathleen F. Burke	70%	75%
David P. Henry	65%	70%
James A. Schreiner	65%	70%

For 2025, our Compensation Committee set plan-of-record achievement for non-GAAP operating income at an amount that was lower than actual and target achievement in 2024. In setting these targets, the Compensation Committee considered management’s outlook at the time and established targets it believed were appropriately rigorous and reflective of anticipated operating conditions, including expectations for moderated demand in 2025 and cyclical softness in our end markets. Our Compensation Committee set plan-of-record achievement for adjusted net debt at an amount that would require a greater reduction in net debt than the Company had targeted or achieved in 2024, reflecting management’s focus on driving strong cash performance and debt reduction. The successful alignment of our financial performance goals with our incentive payout opportunities for 2025 is evidenced by the fact that our Management Incentive Plan paid out at 135% achievement in a year where we experienced double-digit revenue growth in our two key end markets – Semiconductor and Electronics & Packaging. Semiconductor market net revenues increased 13% over 2024 and Electronics & Packaging market net revenues increased 20% over 2024, underscoring our ability to execute on our strategy and capitalize on industry trends to deliver sustainable growth for our shareholders.

Non-GAAP Operating Income Metric (70% Weighting): In 2025, Named Executive Officers were eligible to receive the following percentage of their Target Bonus Amount tied to non-GAAP operating income under the Management Incentive Plan, with proportional payments for achievement between the Threshold Bonus Amount and the Maximum Bonus Amount.

Non-GAAP Operating Income (for the year ended December 31, 2025)	% of Target Bonus Amount
<$450.3 million	0%
$450.3 million (Threshold Bonus Amount)	50%
$750.5 million (Target Bonus Amount)	100%
≥$900.7 million (Maximum Bonus Amount)	200%

MKS INC. | 2026 PROXY STATEMENT	59

Non-GAAP operating income was $814 million for 2025. As a result, Named Executive Officers were eligible to receive 142% of their Target Bonus Amounts under this formula, or 100% when weighted at 70% of their overall cash bonus. For a full reconciliation of 2025 operating income to 2025 non-GAAP operating income, see Appendix B to this proxy statement.

Adjusted Net Debt Metric (30% Weighting): In 2025, Named Executive Officers were eligible to receive the following percentage of their Target Bonus Amount tied to adjusted net debt under the Management Incentive Plan, with proportional payments for achievement between the Threshold Bonus Amount and the Maximum Bonus Amount.

Adjusted Net Debt (as of December 31, 2025)	% of Target Bonus Amount
>$3.56 billion	0%
$3.56 billion (Threshold Bonus Amount)	50%
$3.31 billion (Target Bonus Amount)	100%
≤$3.21 billion (Maximum Bonus Amount)	200%

Adjusted net debt was $3.29 billion as of December 31, 2025. As a result, Named Executive Officers were eligible to receive 117% of their Target Bonus Amounts under this formula, or 35% when weighted at 30% of their overall cash bonus. For a full reconciliation of 2025 gross debt to 2025 adjusted net debt, see Appendix B to this proxy statement.

Listed below is the calculation of the combined payout under both metrics.

Non-GAAP Operating Income % of Target Bonus Amount (Weighted at 70%)	Adjusted Net Debt % of Target Bonus Amount (Weighted at 30%)	Overall % of Target Bonus Amount
100%	35%	135%

Listed below are our Named Executive Officers’ earned cash bonus payouts for 2025.

Named Executive Officer	Cash Payout	Payment as a Percentage of Target Bonus Amount
John T.C. Lee	$1,751,533	135%
Ramakumar Mayampurath	$717,188	135%
Kathleen F. Burke	$540,862	135%
David P. Henry	$489,330	135%
James A. Schreiner	$503,758	135%

Long-Term Equity Incentive Compensation

When our Compensation Committee set 2025 annual executive compensation in February 2025, it awarded the following time-based and performance-based RSUs to our Named Executive Officers. The performance-based RSUs subject to Adjusted EBITDA, which account for 70% of our Named Executive Officers’ target performance-based RSUs, are subject to a one-year performance metric, and the performance-based RSUs subject to relative total shareholder return, or rTSR, which account for 30% of our Named Executive Officers’ target performance-based RSUs, are subject to a three-year performance metric, each as described below. The performance-based RSUs subject to Adjusted EBITDA vest in three equal annual installments from the original date of grant and the performance-based RSUs subject to rTSR vest in full on or about the third anniversary of the original date of grant, in each case subject to achievement of the respective performance metric. The time-based RSUs vest in three equal annual installments from the original date of grant. Mr. Mayampurath’s time-based and performance-based RSUs were determined in connection with his

MKS INC. | 2026 PROXY STATEMENT	60

appointment in October 2024 and were not reviewed as part of the Compensation Committee’s annual review of executive compensation in February 2025.

	Performance-Based RSUs subject to Adjusted EBITDA(1)		Performance-Based RSUs subject to rTSR(1)		Time-Based RSUs(1)
Named Executive Officer	Grant Date Value	Number	Grant Date Value	Number	Grant Date Value	Number
John T.C. Lee	$4,200,000	39,822	$1,800,000	17,066	$4,000,000	37,925
Ramakumar Mayampurath	$731,500	6,936	$313,500	2,972	$855,000	8,107
Kathleen F. Burke	$577,500	5,475	$247,500	2,347	$825,000	7,822
David P. Henry	$455,000	4,314	$195,000	1,849	$650,000	6,163
James A. Schreiner	$332,500	3,153	$142,500	1,351	$475,000	4,504

(1)
Grant date value of performance-based RSUs and corresponding number of performance-based RSUs assuming 100% achievement, with achievement capped at 200%. Grant date values differ from the amounts shown in the “Stock Awards” column of the Summary Compensation Table, which represent grant date fair values calculated in accordance with ASC 718.

In May 2025, in connection with Mr. Schreiner’s appointment as Executive Vice President and Chief Operating Officer, effective August 1, 2025, the Compensation Committee approved an additional (i) time-based RSU award with a grant date fair value of $125,000, (ii) performance-based RSU award tied to Adjusted EBITDA for the year ended December 31, 2025 with a grant date value of $87,500 ($175,000 at maximum achievement) and (iii) performance-based RSU award tied to rTSR for the three-year period ending December 31, 2027 with a grant date fair value of $37,500 ($75,000 at maximum achievement).

	Additional Performance-Based RSUs subject to Adjusted EBITDA(1)		Additional Performance-Based RSUs subject to rTSR(1)		Additional Time-Based RSUs(1)
Named Executive Officer	Grant Date Value	Number	Grant Date Value	Number	Grant Date Value	Number
James A. Schreiner	$87,500	931	$37,500	399	$125,000	1,330

(1)
Grant date value of performance-based RSUs and corresponding number of performance-based RSUs assuming 100% achievement, with achievement capped at 200%. Grant date values differ from the amounts shown in the “Stock Awards” column of the Summary Compensation Table, which represent grant date fair values calculated in accordance with ASC 718.

Listed below is the aggregate grant date value of the RSUs for each Named Executive Officer in 2024 and 2025.

	Grant Date Value of Performance- Based RSUs(1)			Grant Date Value of Time-Based RSUs(1)			Total Grant Date Value(1)
Named Executive Officer	2024		2025	2024		2025	2024		2025
John T.C. Lee		$4,200,000	$6,000,000	$2,800,000		$4,000,000	$7,000,000		$10,000,000
Ramakumar Mayampurath	$	N/A	$1,045,000	$1,750,000	(2)	$855,000	$1,750,000	(2)	$1,900,000
Kathleen F. Burke		$612,500	$825,000	$612,500		$825,000	$1,225,000		$1,650,000
David P. Henry		$475,000	$650,000	$475,000		$650,000	$950,000		$1,300,000
James A. Schreiner		$450,000	$600,000	$450,000		$600,000	$900,000		$1,200,000

(1)
Grant date value of performance-based RSUs assuming 100% achievement, with achievement capped at 200%. Grant date values differ from the amounts shown in the “Stock Awards” column of the Summary Compensation Table, which represent grant date fair values calculated in accordance with ASC 718.
(2)
Mr. Mayampurath received a one-time sign-on equity award in the form of time-based RSUs in 2024 in connection with his appointment in October 2024.

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With respect to performance-based RSUs, our goal is to select Company financial metrics that best align with our Company objectives. Since 2024, performance-based RSUs have been subject to two performance metrics: Adjusted EBITDA and rTSR. We believe Adjusted EBITDA provides a clear indication of how effectively we manage the operations of our Company, while continuing to recognize the cyclical nature and volatility of the markets we serve, as well as to drive continued improvement in our Company’s operating model independent of revenue levels. Further, we believe rTSR strengthens long-term alignment between executive and shareholder interests and elevates the performance orientation of our executive compensation program. In February 2025, Dr. Lee, Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner received two performance-based awards, one of which was subject to Adjusted EBITDA and accounted for 70% of his or her target performance-based RSUs and the other of which was subject to rTSR and accounted for 30% of his or her target performance-based RSUs. As discussed above, in August 2025, Mr. Schreiner received two additional performance-based awards subject to the same performance metrics and weightings as the performance-based awards he received in February 2025.

In 2024, due to the muted business environment and increased focus on cost reduction, the Compensation Committee modified the payout curve for Adjusted EBITDA such that achievement of plan-of-record Adjusted EBITDA resulted in 25% achievement of a Named Executive Officer’s performance-based RSUs subject to Adjusted EBITDA for 2024. For a Named Executive Officer to receive 100% achievement of his or her performance-based RSUs subject to Adjusted EBITDA in 2024, the Company had to achieve a stretch target above plan-of-record Adjusted EBITDA. For 2025, to better align with market practice, our Compensation Committee reinstated the historical design used prior to 2024 for performance-based RSUs subject to Adjusted EBITDA, under which plan-of-record performance corresponds to 100% achievement of a Named Executive Officer’s performance-based RSUs. In addition, our Compensation Committee decided to measure Adjusted EBITDA independent of revenue levels for greater alignment with the non-GAAP operating income metric under the Management Incentive Plan.

We choose to measure Adjusted EBITDA over a one-year performance period because of the cyclical nature and volatility of our markets, making it challenging to set multi-year performance targets, as evidenced by continued cyclical challenges in our end markets. To ensure our executive officers are focused on our Company’s long-term performance, the performance-based RSUs subject to Adjusted EBITDA vest in equal annual installments over three years from the original date of grant, subject to achievement of the performance metric. In addition, we choose to measure rTSR over a three-year performance period to further ensure executives are aligned with long-term shareholder interests.

We use RSUs as our form of equity incentive compensation because we believe RSUs help to ensure that our executive officers’ interests are aligned with our shareholders’ interests in both a rising and a declining stock market. We believe RSUs are preferable to stock options, which have a relatively high accounting cost as compared to their potential value to the executive officer, and restricted stock, which gives the executive officer voting and dividend rights prior to full vesting. Also, because RSUs are worth more than stock options on the date of grant, we are able to grant fewer RSUs as compared to stock options, resulting in less potential dilution to shareholders’ holdings.

Consistent with management expectations that informed the 2025 non-GAAP operating income target under the Management Incentive Plan, our Compensation Committee set 2025 plan-of-record achievement for Adjusted EBITDA at an amount that was lower than actual and target achievement in 2024, reflecting the Company’s expectations for moderated demand in 2025 and cyclical softness in our end markets.

Our Named Executive Officers were eligible to receive the following percentage of their target performance-based RSUs subject to Adjusted EBITDA, with proportional payments for achievement between the Threshold Amount and the Maximum Amount.

Adjusted EBITDA (for the performance period from January 1, 2025 to December 31, 2025)	% Achievement
<$549.0 million	0%
$549.0 million (Threshold Amount)	50%
$915.0 million (Target Amount)	100%
≥ $1,098.0 million (Maximum Amount)	200%

MKS INC. | 2026 PROXY STATEMENT	62

If the percentage achievement for performance-based RSUs subject to Adjusted EBITDA was greater than 25% of the percentage achievement for the non-GAAP operating income metric of our annual cash incentive program, then our Compensation Committee could apply negative discretion with respect to the performance-based RSUs subject to Adjusted EBITDA up to an amount equal to the percentage achievement for the non-GAAP operating income metric. Our Compensation Committee believes the application of negative discretion under these circumstances helps foster appropriate alignment between pay and performance.

In 2025, because Adjusted EBITDA was $966 million, our Named Executive Officers received 128% of their target performance-based RSUs subject to Adjusted EBITDA, in a year where we experienced double-digit revenue growth in our two key end markets – Semiconductor and Electronics & Packaging. Semiconductor market net revenues increased 13% over 2024 and Electronics & Packaging market net revenues increased 20% over 2024, underscoring our ability to execute on our strategy and capitalize on industry trends to deliver sustainable growth for our shareholders. For a full reconciliation of 2025 net income to 2025 Adjusted EBITDA, see Appendix B to this proxy statement.

The performance-based RSUs subject to rTSR that were granted to our Named Executive Officers in February 2025 will be measured over a three-year performance period from January 1, 2025 to December 31, 2027. rTSR for this performance period will be measured by comparing the 20-day trading day average of each of MKS and the S&P 1500 Composite Electronic Equipment, Instruments & Components Index at the beginning of the performance period against the respective 20-day trading day average at the end of the performance period.

Our Named Executive Officers will be eligible to receive the following percentage achievement of their performance-based RSUs subject to rTSR (subject to certain caps discussed below), with proportional payments for achievement between the Threshold Amount and the Maximum Amount.

rTSR (for the performance period from January 1, 2025 to December 31, 2027)	% Achievement
<25th percentile	0%
25th percentile (Threshold Amount)	25%
50th percentile (Target Amount)	100%
≥75th percentile (Maximum Amount)	200%

Percentage achievement of the performance-based RSUs subject to rTSR is subject to two caps. First, if the Company has a negative absolute rTSR at the end of the performance period but is above the 50th percentile, eligible Named Executive Officers will receive no more than 50% of their target performance-based RSUs subject to rTSR. Second, the total value of the award at vest shall not exceed 8x the value of the award on the grant date.

Additional Information Regarding Equity Awards

It is our practice to make an initial equity-based grant to all of our Named Executive Officers at the time they commence employment in an amount that is consistent with amounts granted to other executive officers in the industry at similar levels of seniority. We may also make equity-based grants to a Named Executed Officer in connection with a promotion or other change in position. As discussed above, in connection with Mr. Schreiner’s appointment as Executive Vice President and Chief Operating Officer, the Compensation Committee approved additional equity awards for Mr. Schreiner. In addition, we typically make an annual grant of equity-based compensation to our Named Executive Officers during the first fiscal quarter of each year. Discretionary equity-based awards may also be made during the year to provide an incentive to achieve a specific goal or to reward a significant achievement or for other reasons that the Compensation Committee determines.

Perquisites

We do not offer perquisites. Our Compensation Committee believes this practice simplifies and more consistently aligns our compensation and benefits offerings for Named Executive Officers with other employees, while placing greater focus on performance-based compensation.

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Severance and Change-in-Control Provisions

Each of our Named Executive Officers is entitled to certain payments and benefits in the event his or her employment terminates under specified circumstances as described in the applicable agreement and subject to his or her entry into a release of claims. In exchange for these payments and benefits, each of these officers has agreed to be restricted from competing with the Company during and following his or her termination of employment for a twelve-month period. In addition, RSU agreements with our Named Executive Officers with time-based vesting generally provide for acceleration of vesting in the event the executive’s employment is terminated without cause or the executive resigns for good reason within 24 months after a change-in-control event. RSU agreements with our Named Executive Officers with performance-based vesting based on Adjusted EBITDA provide for acceleration of vesting at target-level achievement in the event the executive’s employment is terminated without cause or the executive resigns for good reason within 24 months after a change-in-control event. RSU agreements with our Named Executive Officers with performance-based vesting based on rTSR provide that the performance period for such shares shall end on the day prior to the closing date of a change in control, with the number of shares, if any, that would have vested on such date, as determined in accordance with the terms of such agreements, converting into time-based vesting RSUs subject to acceleration of vesting in the event the executive’s employment is terminated without cause or the executive resigns for good reason within 24 months after a change-in-control event. The severance and change-in-control provisions are designed to be competitive in the marketplace, to provide security for each of our Named Executive Officers in the event that we are acquired and his or her respective position is impacted, and to provide an incentive for our Named Executive Officers to stay with us through such a change-in-control event. These provisions are also intended to protect us from competitive harm by compensating our Named Executive Officers for agreeing to substantial non-compete provisions after employment termination. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control” for more information about these agreements.

Compensation of our Chief Executive Officer

We entered into an employment agreement with Dr. Lee in November 2019 in connection with his promotion to Chief Executive Officer, effective as of January 1, 2020. The terms of Dr. Lee’s employment agreement reflected his role as the leader of our Company and the experience he brought to the position. For a detailed discussion of the material compensation terms of Dr. Lee’s employment agreement, including all amendments to this employment agreement, see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control.”

Compensation of our Other Named Executive Officers

We have entered into employment agreements with each of our other Named Executive Officers. For a detailed discussion of the material compensation terms of these executive employment agreements, including all amendments to these employment agreements, see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control.”

Compensation Consultant

We engage a compensation consultant to serve as an independent advisor to the Compensation Committee regarding compensation for our directors and our executive officers. The Compensation Committee utilizes the compensation consultant in the following ways:

•
to provide the Compensation Committee with occasional consultation regarding compensation strategies and programs;
•
to review our peer group to determine the appropriateness of its composition;
•
to conduct formal competitive compensation analysis for the Compensation Committee regarding our directors and each executive officer, on a position-by-position basis, in comparison to similarly situated executive officers in our peer group using benchmarking data;
•
to assess the rigor of proposed performance goals on the basis of a probability analysis, a year-over-year growth analysis and a historical payout versus our peer group analysis; and
•
to assist the Compensation Committee with conducting a risk assessment of all of the Company’s compensation policies and practices.

MKS INC. | 2026 PROXY STATEMENT	64

Since May 2019, the Compensation Committee has engaged Pearl Meyer as its compensation consultant. The Compensation Committee has determined that the engagement of Pearl Meyer as a compensation consultant does not raise any conflicts of interest with MKS.

Role of our Chief Executive Officer

Our Chief Executive Officer reviews with the Compensation Committee the performance of all other Named Executive Officers and makes recommendations relating to compensation of such executive officers. Management develops proposed company financial goals for review and approval by the Compensation Committee for the annual cash incentive plan and long-term performance-based equity incentive compensation, develops proposals relating to potential changes in compensation programs for review and approval by the Compensation Committee, and provides the Compensation Committee and its advisors with information necessary to evaluate and implement compensation proposals and programs. Our Chief Executive Officer does not participate in discussions regarding his own compensation.

Governance Policies

Stock Ownership Guidelines

Our Stock Ownership Guidelines, which apply to members of the Board of Directors, the Chief Executive Officer, and our other Named Executive Officers in their capacities as Executive Vice Presidents, provide for the following ownership goals:

•
Non-employee members of the Board of Directors shall own at least the number of shares of our Common Stock equal in value to five times the annual retainer for Board service (exclusive of any compensation for committee service, meeting fees, leadership roles, and the like).
•
The Chief Executive Officer shall own at least the number of shares of our Common Stock with a value equal to five times his or her annual base salary (excluding any bonus, award, or special compensation).
•
Our other Named Executive Officers, in their capacities as Executive Vice Presidents, shall own at least the number of shares of our Common Stock with a value equal to three times his or her annual base salary (excluding any bonus, award, or special compensation).

Share ownership is measured as of December 31 of each year. Our Stock Ownership Guidelines count shares of our Common Stock and restricted stock units toward share ownership, except that restricted stock units subject to performance conditions are not counted. The Stock Ownership Guidelines provide for a phase-in period over five years to achieve compliance. If an individual has not attained his or her ownership goal, the individual may not sell any shares of our Common Stock acquired through his or her employment or directorship (except sales of shares of our Common Stock to pay taxes on vesting) until the next measurement date where the individual is in compliance with his or her ownership goal. As of December 31, 2025, our directors, CEO, and other Named Executive Officers were all in compliance with our Stock Ownership Guidelines or within the phase-in period.

Clawback Policy

Our Compensation Committee adopted an updated clawback policy, effective July 21, 2025, in accordance with Rule 10D-1 of the Exchange Act, or Rule 10D-1, and Nasdaq listing standards. The clawback policy applies to our current and former executive officers, as defined in Rule 10D-1, as well as other current executives who report to our Chief Executive Officer and other former executives who reported to our Chief Executive Officer. The clawback policy is administered by our Compensation Committee. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is our policy to recover reasonably promptly the amount of erroneously awarded incentive-based compensation, whether cash- or equity-based, received by our executives. The recovery of such compensation applies regardless of whether an executive engaged in misconduct or otherwise cause or contributed to the requirement for a restatement. The Compensation Committee is authorized to recover additional incentive-based compensation as well as non-incentive-based equity compensation (including purely time-based equity awards) in situations where an executive engaged in intentional misconduct or fraud.

MKS INC. | 2026 PROXY STATEMENT	65

Insider Trading Policy and Prohibition on Hedging and Pledging

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of Company securities by our directors, officers, employees, and other covered persons. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Our Insider Trading Policy prohibits any of our directors or employees from engaging in purchases of financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities (including pre-paid variable forward contracts, equity swaps, collars, and exchange funds), and prohibits such individuals from purchasing our securities on margin or pledging such securities as collateral for a loan.

Policies and Practices Related to the Grant of Equity Awards

We grant equity awards, including restricted stock units, to our non-employee directors, officers, and certain of our employees on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. We currently do not grant stock options, stock appreciation rights, or similar option-like instruments, and only grant restricted stock units. During the last fiscal year, neither our Board nor our Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Impact of Accounting on Executive Compensation

We account for stock-based compensation in accordance with the requirements of ASC 718. The Compensation Committee considers the impact of ASC 718 on our use of equity incentives as a key retention tool. The Compensation Committee regularly reviews its choice of equity incentives, taking into account both tax and accounting considerations.

MKS INC. | 2026 PROXY STATEMENT	66

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted,

Rajeev Batra, Chair

Jacqueline F. Moloney

Elizabeth A. Mora

MKS INC. | 2026 PROXY STATEMENT	67

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2025

The following table sets forth the aggregate amounts of compensation earned by our Named Executive Officers in the years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John T.C. Lee,
President and CEO (principal executive officer)	2025	$1,037,945	$-		$10,133,327	$1,751,533	$39,135	$12,961,940
	2024	$970,492	$-		$7,388,552	$363,935	$37,146	$8,760,125
	2023	$950,000	$-		$5,900,090	$1,021,250	$35,288	$7,906,628
Ramakumar Mayampurath,
EVP and CFO (principal financial officer)(4)	2025	$625,000	$-		$1,920,714	$717,188	$30,416	$3,293,318
	2024	$134,906	$1,000,000	(5)	$1,721,962	$-	$60,601	$2,917,469
Kathleen F. Burke,
EVP, General Counsel, and Secretary	2025	$542,526	$-		$1,663,978	$540,862	$38,255	$2,785,621
	2024	$510,148	$-		$1,278,911	$107,131	$36,264	$1,932,454
	2023	$504,000	$-		$1,106,267	$303,408	$35,288	$1,948,963
David P. Henry,
EVP, Global Strategic Marketing, and General Manager, MSD	2025	$525,800	$-		$1,311,013	$489,330	$42,710	$2,368,853
	2024	$455,738	$-		$991,808	$88,869	$36,498	$1,572,913
	2023	$450,000	$-		$737,511	$251,550	$35,403	$1,474,464
James A. Schreiner,
EVP and COO	2025	$541,447	$-		$1,201,681	$503,758	$623,949	$2,870,835
	2024	$477,900	$-		$1,781,290	$93,191	$320,244	$2,672,625
	2023	$465,718	$-		$786,679	$260,337	$494,827	$2,007,561

(1)
Represents the aggregate grant date fair value for each RSU granted to the Named Executive Officer during the covered year, calculated in accordance with ASC 718. The grant date fair value of time-based RSU awards was calculated based on the closing price of our Common Stock on the grant date reduced by the present value of dividends expected to be paid on our Common Stock prior to vesting. The grant date fair value of performance-based RSU awards subject to Adjusted EBITDA was calculated at target achievement and based on the closing price of our Common Stock on the grant date reduced by the present value of dividends expected to be paid on our Common Stock prior to vesting. The grant date fair value of performance-based RSU awards subject to rTSR granted to our Named Executive Officers in February 2025 and to Mr. Schreiner in August 2025 was calculated using the Monte Carlo simulation model, which required the use of the following assumptions:

Grant Date	Expected Stock Price Volatility for MKS	Expected Term (Years)	Risk-Free Interest Rate	Expected Dividend Yield
February 18, 2025	46.83%	2.86	4.24%	0.79%
August 4, 2025	50.47%	2.41	3.61%	0.94%

MKS INC. | 2026 PROXY STATEMENT	68

The amounts under the “Stock Awards” column do not reflect the amount of compensation actually received by the Named Executive Officers during the fiscal year. Except with respect to Mr. Mayampurath and Mr. Schreiner in 2024, at least fifty percent of the values listed under “Stock Awards” represent performance-based RSUs, which are valued at the grant date based upon the probable outcome of the performance metrics. The following table sets forth the maximum value of the RSUs, assuming the highest level of performance is achieved for the performance-based portion of the RSUs, if applicable:

Named Executive Officer	2025 Maximum	2024 Maximum	2023 Maximum
Dr. Lee	$15,746,658	$11,048,979		$9,440,144
Mr. Mayampurath	$2,898,369	$1,721,962	$	N/A
Ms. Burke	$2,435,811	$1,812,723		$1,659,400
Mr. Henry	$1,919,124	$1,405,785		$1,106,267
Mr. Schreiner	$1,770,734	$2,173,478		$1,180,018

On November 15, 2024, in connection with his hiring, Mr. Mayampurath was granted a one-time sign-on equity award with a grant date value of $1,750,000 in the form of time-based RSUs, which vests in two equal annual installments beginning in November 2025. He did not receive an annual stock award in 2024.

In addition to his annual stock award for 2024, on May 15, 2024, Mr. Schreiner received an expatriate service equity award with a grant date value of $850,000 in the form of time-based RSUs, 60% of which vested on August 17, 2024 and 40% of which vested on August 18, 2025. This award was made pursuant to an amendment to Mr. Schreiner’s employment agreement with the Company to extend his expatriate service in Berlin, Germany for a third year. This award replaced an expatriate service cash bonus of $500,000 that was due to be paid to Mr. Schreiner on or shortly after August 17, 2024.

(2)
Each Named Executive Officer’s annual cash performance bonus for 2025, 2024, and 2023 was calculated based on a specified target percentage of his or her eligible earnings for the relevant plan year. For 2025 and 2023, the threshold bonus payout was 50% of this individual target bonus percentage and the maximum payout was 200% of this individual target bonus percentage, with proportional payouts for performance between these levels. For 2024, the threshold bonus payout was 0% of this individual target bonus percentage and the maximum payout was 200% of this individual target bonus percentage, with proportional payouts for performance between these levels. Bonus payments in 2025 were based on the achievement of two financial metrics: (i) non-GAAP operating income (defined as GAAP operating income excluding any charges or income not related to the operating performance of the Company) and (ii) adjusted net debt (defined as gross debt, less cash and short-term investments, adjusted for the impact of foreign currency changes and certain items that our Compensation Committee considers to be outside the ordinary course of operations) for 2025. Bonus payments in 2024 were based on the achievement of two financial metrics: (i) non-GAAP operating income (defined as GAAP operating income excluding any charges or income not related to the operating performance of the Company), excluding the non-executive bonus adjustment, which represented approximately $13 million associated with our Compensation Committee’s decision to increase the payout of non-executive cash bonuses to 50% of target in 2024, and which we refer to as the Non-Executive Bonus Adjustment, and (ii) adjusted net debt (defined as gross debt, less cash and short-term investments, adjusted for the impact of foreign currency changes and certain items that our Compensation Committee considers to be outside the ordinary course of operations) for 2024. Bonus payments in 2023 were based on the achievement of non-GAAP operating income (defined as GAAP operating income after bonus and excluding any charges or income not related to the operating performance of the Company) for 2023. The individual target bonus percentage (excluding the impact of prorated adjustments due to mid-year changes in target bonus percentage) and the actual bonus achieved for each of the Named Executive Officers were as follows:

	2025		2024		2023
Named Executive Officer	Individual Target Bonus %	Annual Bonus Plan Achievement	Individual Target Bonus %	Annual Bonus Plan Achievement	Individual Target Bonus %	Annual Bonus Plan Achievement
Dr. Lee	125%	135%	125%	30%	125%	86%
Mr. Mayampurath	85%	135%	N/A	N/A	N/A	N/A
Ms. Burke	75%	135%	70%	30%	70%	86%
Mr. Henry	70%	135%	65%	30%	65%	86%
Mr. Schreiner	70%	135%	65%	30%	65%	86%

MKS INC. | 2026 PROXY STATEMENT	69

(3)
Our Compensation Committee elected to discontinue perquisites effective December 31, 2020, with the exception that Mr. Schreiner and Seth Bagshaw, our former Executive Vice President, Chief Financial Officer, and Treasurer, were permitted to retain their company-leased cars until the expiration of their leases in November 2023 and May 2023, respectively, to avoid lease cancellation costs. The amounts paid to our Named Executive Officers for such perquisites and the amount of all other compensation consisted of the following:

Named Executive Officer	Year	Auto	Health & Disability	401(k) Match	Global Mobility	Relocation
Dr. Lee	2025	$-	$28,635	$10,500	$-	$-
	2024	$-	$26,796	$10,350	$-	$-
	2023	$-	$25,388	$9,900	$-	$-
Mr. Mayampurath	2025	$-	$19,916	$10,500	$-	$-
	2024	$-	$3,590	$2,163	$-	$54,848
	2023	$-	$-	$-	$-	$-
Ms. Burke	2025	$-	$27,755	$10,500	$-	$-
	2024	$-	$25,914	$10,350	$-	$-
	2023	$-	$25,388	$9,900	$-	$-
Mr. Henry	2025	$-	$28,010	$10,500	$4,200	$-
	2024	$-	$26,148	$10,350	$-	$-
	2023	$-	$25,503	$9,900	$-	$-
Mr. Schreiner	2025	$-	$28,039	$10,500	$585,410	$-
	2024	$-	$26,192	$10,350	$283,702	$-
	2023	$11,323	$25,629	$9,900	$447,976	$-

Health & Disability benefits for 2025 included partial payment of premiums for medical, dental, vision, short-term and long-term disability, and life insurance. Global Mobility benefits for Mr. Schreiner in 2025 included benefits provided to Mr. Schreiner as a result of his expatriate service in Germany, including housing and utilities, auto, home leave, work permit assistance, local country unemployment insurance, moving expenses and tax equalization payments. The tax equalization payments for 2025, which amount to $390,489, reflect the estimated total net amount of tax equalization designed to cover taxes on Mr. Schreiner’s compensation in excess of the taxes he would have incurred in the United States, in accordance with our global mobility program. Global Mobility benefits for Mr. Henry in 2025 consisted of visa work permit fees in connection with his business travel to Germany, provided in accordance with the Company’s Global Travel Policy.

(4)
Mr. Mayampurath joined the Company in October 2024. Accordingly, his compensation is not included with respect to 2023.
(5)
Represents a one-time sign-on cash bonus of $1,000,000, subject to repayment if Mr. Mayampurath voluntarily resigns or his employment is terminated for cause, each prior to the second anniversary of his start date.

MKS INC. | 2026 PROXY STATEMENT	70

Grants of Plan-Based Awards in Fiscal Year 2025 Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date(1)	Approval Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(4)	Awards ($)(5)
John T.C. Lee	N/A	N/A	$656,250	$1,312,500	$2,625,000
	2/18/25	2/10/25							37,925	$3,936,664
	2/18/25 (6)	2/10/25				19,911	39,822	79,644		$4,133,498
	2/18/25 (7)	2/10/25				4,267	17,066	34,133		$2,063,165
Ramakumar Mayampurath	N/A	N/A	$265,625	$531,250	$1,062,500
	2/18/25	7/24/24							8,107	$841,462
	2/18/25 (6)	7/24/24				3,468	6,936	13,871		$719,918
	2/18/25 (7)	7/24/24				743	2,972	5,945		$359,335
Kathleen F. Burke	N/A	N/A	$206,625	$412,500	$825,000
	2/18/25	2/10/25							7,822	$811,937
	2/18/25 (6)	2/10/25				2,738	5,475	10,951		$568,356
	2/18/25 (7)	2/10/25				587	2,347	4,693		$283,685
David P. Henry	N/A	N/A	$201,250	$402,500	$805,000
	2/18/25	2/10/25							6,163	$639,708
	2/18/25 (6)	2/10/25				2,157	4,314	8,628		$447,796
	2/18/25 (7)	2/10/25				462	1,849	3,698		$223,510
James A. Schreiner	N/A	N/A	$210,000	$420,000	$840,000
	2/18/25	2/10/25							4,504	$467,479
	2/18/25 (6)	2/10/25				1,576	3,153	6,305		$327,235
	2/18/25 (7)	2/10/25				338	1,351	2,702		$163,334
	8/4/25	5/12/25							1,330	$122,766
	8/4/25 (6)	5/12/25				465	931	1,862		$85,936
	8/4/25 (7)	5/12/25				100	399	798		$34,931

(1)
This column shows the date of grant for equity awards granted in 2025, all of which were made under the 2022 Stock Incentive Plan.
(2)
This column shows the date on which the Compensation Committee approved the grant of equity awards.
(3)
Represents aggregate threshold, target, and maximum payout levels under the annual cash incentive plan. The actual amount of annual cash incentive compensation earned by each Named Executive Officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for 2025. See Footnote 2 to the Summary Compensation Table for 2025 for details on the terms of the annual cash incentive plan.
(4)
The RSUs granted to Dr. Lee, Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner on February 18, 2025 and the RSUs granted to Mr. Schreiner on August 4, 2025 vest in equal annual installments over three years beginning in February 2026.
(5)
Represents the grant date fair value calculated in accordance with ASC 718. See Footnote 1 to the Summary Compensation Table for additional information.
(6)
These RSUs were subject to achievement of Adjusted EBITDA over a one-year performance period. These RSUs vest in equal annual installments over three years beginning in February 2026, subject to achievement of the performance metric, which was established in 2025 and determined in February 2026.
(7)
These RSUs are subject to achievement of rTSR over a three-year performance period. These RSUs vest in full in February 2028, subject to achievement of the performance metric, which was established in 2025 and is expected to be determined in February 2028.

MKS INC. | 2026 PROXY STATEMENT	71

Outstanding Equity Awards at 2025 Fiscal Year-End Table

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
John T.C. Lee	29,742	(3)	$4,752,722	20,347	(4)	$3,251,482
	22,136	(5)	$3,537,405	79,644	(6)	$12,727,031
	36,274	(7)	$5,796,661	34,133	(8)	$5,454,442
Ramakumar Mayampurath	8,296	(9)	$1,325,673	13,871	(6)	$2,216,625
	8,107	(7)	$1,295,430	5,945	(8)	$949,982
Kathleen F. Burke	5,239	(3)	$837,127	2,967	(4)	$474,175
	4,279	(5)	$683,786	10,951	(6)	$1,749,967
	7,481	(7)	$1,195,485	4,693	(8)	$749,986
David P. Henry	3,653	(3)	$583,706	2,301	(4)	$367,727
	3,471	(5)	$554,592	8,628	(6)	$1,378,762
	6,163	(7)	$984,830	3,698	(8)	$590,898
James A. Schreiner	3,897	(3)	$622,758	2,180	(4)	$348,373
	3,288	(5)	$525,357	6,305	(6)	$1,007,557
	4,504	(7)	$719,683	2,702	(8)	$431,810
	1,330	(10)	$212,500	1,862	(11)	$297,500
				798	(12)	$127,500

(1)
All stock awards in the above table are RSUs. Except as otherwise noted below, all RSUs vest in three equal annual installments, with an annual vesting date of February 15th or the next business day if February 15th is not a business day. None of the Named Executive Officers had any outstanding option awards.
(2)
Values were calculated based on the closing price of our Common Stock on December 31, 2025 of $159.80 per share.
(3)
Grant date is February 15, 2023.
(4)
Grant date is February 15, 2024. Number of shares assumes maximum achievement of performance criteria (rTSR). These RSUs vest on February 15, 2027.
(5)
Grant date is February 15, 2024.
(6)
Grant date is February 18, 2025. Number of shares assumes maximum achievement of performance criteria (Adjusted EBITDA).
(7)
Grant date is February 18, 2025.
(8)
Grant date is February 18, 2025. Number of shares assumes maximum achievement of performance criteria (rTSR). These RSUs vest on February 15, 2028.
(9)
Grant date is November 15, 2024. These RSUs vest in two equal annual installments, with an annual vesting date of November 15th or the next business day if November 15th is not a business day.
(10)
Grant date is August 4, 2025.
(11)
Grant date is August 4, 2025. Number of shares assumes maximum achievement of performance criteria (Adjusted EBITDA).
(12)
Grant date is August 4, 2025. Number of shares assumes maximum achievement of performance criteria (rTSR). These RSUs vest on February 15, 2028.

MKS INC. | 2026 PROXY STATEMENT	72

Option Exercises and Stock Vested in Fiscal Year 2025 Table

	Stock Awards*
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
John T.C. Lee	63,764	(3)	$6,690,602
Ramakumar Mayampurath	8,295		$1,184,028
Kathleen F. Burke	12,423	(3)	$1,318,989
David P. Henry	8,014		$830,775
James A. Schreiner	10,982		$1,129,376

(1)
Reflects the number of shares vested before the surrender of shares in satisfaction of tax withholding obligations.
(2)
Reflects the value realized before satisfaction of tax withholding obligations.
(3)
Includes 2,003 shares and 777 shares that vested to cover U.S. Federal Insurance Contribution Act (FICA) tax withholding obligations for Dr. Lee and Ms. Burke, respectively, who each met early retirement criteria under the related RSU agreements in 2025.

* The Named Executive Officers did not hold any options in 2025.

Potential Payments Upon Termination or Change-in-Control

This section, including the tables below, summarizes the estimated payments and other benefits that each Named Executive Officer would be eligible to receive if his or her employment had terminated on December 31, 2025, under the circumstances set forth below.

John T.C. Lee

Pursuant to the terms of Dr. Lee’s employment agreement dated as of November 18, 2019, Dr. Lee is entitled to receive a base salary and to participate in the Company’s annual cash incentive program and long-term equity incentive plan. From time to time in its sole discretion, our Compensation Committee may review and adjust Dr. Lee’s base salary, target compensation goal for the annual cash incentive program, and target award for the long-term equity incentive plan.

Dr. Lee’s employment agreement provides for a term that is at-will, with termination upon death or disability or at the election of Dr. Lee or the Company. Under the employment agreement, and consistent with applicable law, on any termination of employment, Dr. Lee is entitled to: (i) any unpaid base salary through the employment end date, (ii) accrued, vested benefits under the Company’s benefit plans and programs and pursuant to any equity award agreements relating to awards under the current or any future Company equity incentive plan, (iii) any accrued but unused vacation, and (iv) any unreimbursed expenses incurred through the employment end date in accordance with the Company’s expense reimbursement policies.

In the event that Dr. Lee’s employment is terminated by the Company without cause (as defined below) or is terminated by Dr. Lee for good reason (as defined below), he is entitled to: (i) continuation of base salary for 18 months, (ii) a lump sum equal to 1.5 times the annual amount of his target cash incentive compensation for which he is eligible, (iii) any cash incentive compensation earned for the calendar year preceding his termination but not yet paid, and (iv) to the extent that he elects to continue coverage, payment by the Company of premiums for medical, vision, and dental insurance coverage under COBRA for a period of 18 months, less the premium contribution paid by similarly situated employees.

In the event that Dr. Lee’s employment is terminated by the Company without cause, or is terminated by Dr. Lee for good reason, within 24 months after a change-in-control (as defined in his employment agreement), he is entitled to: (i) a lump sum payment equal to three times his annual base salary, (ii) a lump sum payment equal to three times the annual amount of his target cash incentive compensation, (iii) any cash incentive compensation earned for the calendar year preceding his termination but not yet paid, (iv) a prorated portion of his then-current year’s target cash incentive compensation, and (v) to the extent that he elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision, and dental insurance coverage under COBRA during the period of time Dr. Lee is entitled to elect such coverage under COBRA, and after the end of the COBRA continuation

MKS INC. | 2026 PROXY STATEMENT	73

period, if Dr. Lee continues to pay the premium that would be charged for COBRA coverage, he may continue such insurance coverage until the end of the 36 month period following his employment termination date on the same terms as if COBRA coverage were still in effect and the Company will continue to pay the Company’s usual share of such premiums. In the event such payments are determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be payable in full or, if applicable, reduced so that no portion of the payments is subject to the excise tax, whichever of the foregoing amounts results in receipt by Dr. Lee on an after-tax basis of the greater amount, taking into account all applicable taxes, including the penalty tax. Dr. Lee is not entitled to any gross-up payment for any such excise tax due.

In the event Dr. Lee’s employment is terminated due to death or disability, he (or his estate) is entitled to: (i) any cash incentive compensation earned for the calendar year preceding his termination but not yet paid and (ii) a prorated portion of his then-current year’s target cash incentive compensation.

Dr. Lee’s employment agreement contains non-competition provisions that provide that he may not, during the term of his employment and for one year after termination of employment, engage in any competitive business or activity. In addition, he may not, during the term of employment and for two years after the termination of employment: (i) solicit, hire or otherwise induce any Company employee to terminate his or her employment with the Company, (ii) solicit or hire any of our suppliers, joint ventures, research partners or customers for the purpose of competing with the Company, (iii) encourage any of such persons or entities not to enter into a business relationship with the Company or interfere with the relationship between the Company and such persons or entities, or (iv) sell to any of the Company’s customers any products of the types sold by the Company with respect to which products he had material dealings in the performance of his duties within the period two years prior to his termination.

Any equity awarded to Dr. Lee under the current or any future Company equity incentive plan that is unvested as of Dr. Lee’s termination of employment date will be subject to accelerated vesting to the extent provided in the equity award agreements governing the award.

Dr. Lee has entered into time-based RSU agreements; performance-based RSU agreements subject to Adjusted EBITDA, which we refer to as Adjusted EBITDA RSU agreements; and performance-based RSU agreements subject to rTSR, which we refer to as rTSR RSU agreements. In the case of the time-based RSU agreements and the Adjusted EBITDA RSU agreements, if Dr. Lee is terminated without cause or resigns with good reason within 24 months following a change-in-control (as defined in the applicable RSU agreements), the RSU agreements provide for full acceleration of vesting of all RSUs, provided, that, in the case of the Adjusted EBITDA RSU agreements, if the RSUs are still subject to performance criteria, only the target number of RSUs will vest. In the case of the rTSR RSU agreements, if the RSUs are still subject to performance criteria at the time of the change-in-control, the RSUs will be converted into time-based RSUs, which we refer to as Converted RSUs, based on actual performance, using the per share price paid to holders of our Common Stock in connection with the change-in-control as the “end price” for purposes of determining rTSR. If the acquiring entity refuses to assume the Converted RSUs, the rTSR RSU agreements provide for full acceleration of vesting of all Converted RSUs. If the acquiring entity assumes the Converted RSUs and Dr. Lee is terminated without cause or resigns with good reason within 24 months following the change-in-control, the rTSR RSU agreements provide for full acceleration of vesting of all Converted RSUs.

The RSU agreements for Dr. Lee also provide for full acceleration of vesting of all RSUs (or, in the case of performance-based RSUs that are still subject to performance criteria, the actual number of RSUs to vest based upon satisfaction of performance criteria) upon retirement, death or disability, or a pro rata portion of such performance-based RSUs upon early retirement. Retirement, in this context, means a voluntary termination of employment by Dr. Lee after he is at least age 65 and has at least 10 years of service with us, and early retirement, in this context, means a voluntary termination of employment by Dr. Lee after he is at least age 60 and has at least 15 years of service with us.

For purposes of the foregoing description of benefits under the employment agreement with Dr. Lee, “cause” will exist if Dr. Lee: (i) commits a felony or engages in fraud, misappropriation or embezzlement, (ii) knowingly fails or refuses to perform his duties in a material way and either the failure or refusal cannot reasonably be cured (as determined by the Company in its reasonable judgment) or he fails to effect a cure within 10 days after the Company notifies him in writing of the failure or refusal, (iii) knowingly causes, or knowingly creates a serious risk of causing, material harm to the Company’s business or reputation or (iv) breaches, in a material way, his employment agreement, the confidential information agreement or any other material agreement between him and the Company, and either the breach cannot be cured (as determined by the Company in its reasonable judgment) or he fails to effect a cure within 10 days after the Company notifies him in writing of the breach.

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For purposes of the foregoing description of benefits under the employment agreement with Dr. Lee, subject to compliance with certain procedural requirements, “good reason” for Dr. Lee to resign will exist if, without his express written consent: (i) the Company materially reduces his position, duties, title, reporting relationship, authorities, or responsibilities, (ii) the Company reduces his then-current base salary or target bonus, (iii) the Company changes his principal place of work to a location more than 50 miles from his then-current principal place of work, or (iv) the Company breaches, in a material way, his employment agreement or any other material agreement between him and the Company.

The definition of “cause” in Dr. Lee’s RSU agreements is substantially the same as the definition of “cause” in his employment agreement. Subject to compliance with certain procedural requirements, “good reason” for Dr. Lee to resign will exist under these RSU agreements if, without his express written consent: (i) the Company materially reduces his position, duties, or responsibilities, (ii) the Company reduces his then-current base salary, or (iii) the Company changes his principal place of work to a location more than 50 miles from his then-current principal place of work.

Potential Payments Upon Termination or Change-in-Control Table – John T.C. Lee

The following table sets forth the estimated payments and other benefits that Dr. Lee would have been entitled to receive upon termination of his employment effective December 31, 2025:

Termination Circumstance	Cash Severance(1)	Value of Accelerated Unvested Equity		Benefits Continuation		Total
Termination by the Company Without Cause	$3,885,414	$-		$40,795	(2)	$3,926,209
Resignation for Good Reason	$3,885,414	$-		$40,795	(2)	$3,926,209
Voluntary Termination or Retirement	$341,664	$22,443,205	(3)	$-		$22,784,869
Death or Disability	$1,654,164	$24,803,266	(3)	$-		$26,457,430
Within 24 Months Following a Change-in-Control:
• Termination by the Company Without Cause	$8,741,664	$24,803,266	(4)	$81,590	(5)	$33,626,520
• Resignation for Good Reason	$8,741,664	$24,803,266	(4)	$81,590	(5)	$33,626,520

(1)
For termination by the Company without cause or resignation for good reason, reflects continuation of base salary for 18 months, a lump sum equal to 1.5 times the annual amount of his target cash incentive compensation, and accrued but unused vacation that we would be required to pay out upon a termination under applicable law and Dr. Lee’s employment agreement. For each of voluntary termination and retirement, reflects accrued but unused vacation. For death and disability, reflects a prorated portion of his then-current year’s target cash incentive compensation and accrued but unused vacation. For termination by the Company without cause or resignation for good reason, each within 24 months following a change in control, reflects a lump sum payment equal to three times his annual base salary, a lump sum payment equal to three times the annual amount of his target cash incentive compensation, a prorated portion of his then-current year’s target cash incentive compensation, and accrued but unused vacation.
(2)
Reflects our estimated cost for continuation of medical, dental, and vision coverage for 18 months.
(3)
Upon retirement, death, or disability, RSUs fully vest, subject to achievement of any remaining performance criteria, and upon early retirement, time-based RSUs fully vest and performance-based RSUs still subject to performance criteria vest on a pro rata basis, subject to achievement of such performance criteria. The stated value for death or disability assumes the vesting of the target number of performance-based RSUs for which achievement had yet to be determined at December 31, 2025. The stated value for retirement assumes (i) the vesting of the target number of RSUs under the Adjusted EBITDA RSU agreement granted on February 18, 2025 (for which achievement had yet to be determined at December 31, 2025) and (ii) the vesting of a prorated portion of the target number of RSUs under the rTSR RSU agreements granted on February 15, 2024 and February 18, 2025 (which were each still subject to performance criteria at December 31, 2025), as Dr. Lee met the requirements for early retirement (but not retirement) as of December 31, 2025.

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(4)
Upon termination by the Company without cause or resignation for good reason, each within 24 months following a change in control, (i) time-based RSUs and performance-based RSUs no longer subject to performance criteria fully vest, (ii) the target number of RSUs under the Adjusted EBITDA RSU agreements still subject to performance criteria vest, and (iii) the Converted RSUs from the rTSR RSU agreements still subject to performance criteria fully vest. The stated value assumes the vesting of (i) the target number of RSUs under the Adjusted EBITDA RSU agreement granted on February 18, 2025 (for which achievement had yet to be determined at December 31, 2025) and (ii) the target number of RSUs under the rTSR RSU agreements granted on February 15, 2024 and February 18, 2025 (which were each still subject to performance criteria at December 31, 2025).
(5)
Reflects our estimated cost for continuation of medical, dental, and vision coverage for 36 months.

Other Named Executive Officers – Ramakumar Mayampurath, Kathleen F. Burke, David P. Henry, and James A. Schreiner

The Company has entered into employment agreements with each of Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner. Below is a summary of the material terms of these employment agreements in place as of December 31, 2025.

The employment agreements with Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner provide for a base salary and eligibility to participate in the Company’s annual cash incentive compensation program and long-term equity incentive plan.

The employment agreements with Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner provide for terms that are at-will, with termination upon death or disability or at the election of either the executive or the Company. Under the employment agreements, and consistent with applicable law, on any termination of employment, Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner are entitled to: (i) any unpaid base salary through the employment end date, (ii) accrued, vested benefits under the Company’s benefit plans and programs and pursuant to any equity award agreements relating to awards under the current or any future Company equity incentive plan, (iii) any accrued but unused vacation, and (iv) any unreimbursed expenses incurred through the employment end date in accordance with the Company’s expense reimbursement policies.

In the event that the executive resigns from the Company or is terminated by the Company without cause (as defined below), subject to certain procedural requirements, the Company will pay such executive his or her base salary for a period of at least 30 days after the notice of such termination or resignation is delivered. In the event that the Company terminates Mr. Mayampurath, Ms. Burke, Mr. Henry, or Mr. Schreiner’s employment without cause, each executive is entitled to a lump sum payment equal to 12 months base salary and, to the extent that such executive elects to continue coverage, payment by the Company of premiums for medical, vision, and dental insurance coverage under COBRA for a period of 12 months, less the premium contribution paid by similarly situated employees.

In the event that Mr. Mayampurath, Ms. Burke, Mr. Henry, or Mr. Schreiner’s employment is terminated without cause or is terminated by the executive for good reason (as defined below) within 24 months after a change-in-control (as defined in the applicable agreement), such executive is entitled to “enhanced severance compensation,” consisting of: (i) a lump sum payment equal to one and one-half times his or her annual base salary, (ii) a lump sum payment equal to one and one-half times the annual amount of his or her target cash incentive compensation for which such executive is eligible, (iii) a prorated portion of the then-current year’s target cash incentive compensation, and (iv) to the extent that such executive elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision, and dental insurance coverage under COBRA for a period of 18 months following termination. In the event such payments are determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be payable in full or, if applicable, reduced so that no portion of the payments is subject to the excise tax, whichever of the foregoing amounts results in receipt by Mr. Mayampurath, Ms. Burke, Mr. Henry, or Mr. Schreiner, as the case may be, on an after-tax basis of the greater amount, taking into account all applicable taxes, including the penalty tax. Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner are not entitled to any gross-up payment for any such excise tax due.

The employment agreements of Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner contain non-competition provisions that provide that each executive may not, during the term of his or her employment and for one year after termination of employment, engage in any competitive business or activity. In addition, each of Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner may not, during the term of employment and for one year after the termination of employment: (i) solicit or otherwise induce any Company employee to terminate his or her employment with the Company, (ii) solicit or hire any of the Company’s suppliers, joint ventures, research partners or customers for the purpose of competing with the Company, (iii) encourage any of such persons or entities not to enter into a business relationship with the Company or interfere with the relationship between the Company and such persons or entities, or (iv) sell to any of the Company’s customers any products of the types sold by the Company with

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respect to which products the executive officer had material dealings in the performance of his or her duties within the period two years prior to his or her termination.

Any equity awarded to Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner under the current or any future Company equity incentive plan that is unvested as of the date of their respective terminations of employment will be subject to accelerated vesting to the extent provided in the equity award agreements governing the award.

Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner have entered into time-based RSU agreements, Adjusted EBITDA RSU agreements and rTSR RSU agreements. In the case of the time-based RSU agreements and the Adjusted EBITDA RSU agreements, if the executive is terminated without cause or resigns with good reason within 24 months following a change-in-control (as defined in the applicable RSU agreements), the RSU agreements provide for full acceleration of vesting of all RSUs, provided, that, in the case of the Adjusted EBITDA RSU agreements, if the RSUs are still subject to performance criteria, only the target number of RSUs will vest. In the case of the rTSR RSU agreements, if the RSUs are still subject to performance criteria at the time of the change-in-control, the RSUs will be converted into Converted RSUs based on actual performance, using the per share price paid to holders of our Common Stock in connection with the change-in-control as the “end price” for purposes of determining rTSR. If the acquiring entity refuses to assume the Converted RSUs, the rTSR RSU agreements provide for full acceleration of vesting of all Converted RSUs. If the acquiring entity assumes the Converted RSUs and the executive is terminated without cause or resigns with good reason within 24 months following the change-in-control, the rTSR RSU agreements provide for full acceleration of vesting of all Converted RSUs.

The RSU agreements for Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner provide for full acceleration of vesting of all RSUs (or, in the case of performance-based RSUs that are still subject to performance criteria, the actual number of RSUs to vest based upon satisfaction of performance criteria) upon death or disability. The RSU agreements for Ms. Burke provide for full acceleration of vesting of all RSUs (or, in the case of performance-based RSUs that are still subject to performance criteria, the actual number of RSUs to vest based upon satisfaction of performance criteria) upon retirement, and a pro rata portion of such performance-based RSUs upon early retirement. The RSU agreements for Mr. Mayampurath, Mr. Henry and Mr. Schreiner provide for the same terms upon retirement, except that (i) any unvested RSUs shall be forfeited if such retirement occurs prior to the one-year anniversary of the date such RSUs were granted and (ii) there is no early retirement option. Retirement, in this context, for Ms. Burke means a voluntary termination of employment by Ms. Burke after she is at least age 65 and has at least 10 years of service with us. Retirement, in this context, for Mr. Mayampurath, Mr. Henry, and Mr. Schreiner means a voluntary termination of employment by the executive after he is at least age 60 and has at least 10 years of service with us. Early retirement, in this context, for Ms. Burke means a voluntary termination of employment after she is at least age 60 and has at least 15 years of service with the Company.

For purposes of the foregoing description of benefits under the employment agreements with Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner, “cause” will exist if the executive: (i) commits a felony or engages in fraud, misappropriation or embezzlement, (ii) knowingly fails or refuses to perform such executive’s duties in a material way and, to the extent that the Company determines such failure or refusal can reasonably be cured, fails or refuses to effect a cure within 10 days after the Company notifies such executive in writing of the failure or refusal, (iii) knowingly causes, or knowingly creates a serious risk of causing, material harm to the Company’s business or reputation, or (iv) breaches, in a material way, such executive’s employment agreement, the confidential information agreement or any other agreement between such executive and the Company and, to the extent that the Company determines such breach can reasonably be cured, fails or refuses to effect a cure within 10 days after the Company notifies such executive in writing of the breach.

For purposes of the foregoing description of benefits under the employment agreements with Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner, subject to compliance with certain procedural requirements, “good reason” for the applicable executive to resign will exist if, without such executive’s express written consent: (i) the Company materially reduces such executive’s position, duties or responsibilities, (ii) the Company reduces such executive’s then-current base salary, or (iii) the Company changes such executive’s principal place of work to a location more than 50 miles from such executive’s then-current principal place of work.

Under the RSU agreements for Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner, the definitions of “cause” and “good reason” are substantially the same as the definitions of “cause” and “good reason” in their respective employment agreements.

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Potential Payments Upon Termination or Change-in-Control Table – Ramakumar Mayampurath, Kathleen F. Burke, David P. Henry, and James A. Schreiner

The following table sets forth the estimated payments and other benefits that Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner would have been entitled to receive upon termination of his or her employment effective December 31, 2025:

Termination Circumstance	Cash Severance (1)	Value of Accelerated Unvested Equity		Benefits Continuation		Total
Termination by the Company Without Cause
Ramakumar Mayampurath	$685,096	$-		$18,849	(2)	$703,945
Kathleen F. Burke	$746,837	$-		$27,197	(2)	$774,034
David P. Henry	$712,447	$-		$26,541	(2)	$738,988
James A. Schreiner	$683,847	$-		$26,541	(2)	$710,388
Death or Disability
Ramakumar Mayampurath	$60,096	$4,204,406	(3)	$-		$4,264,502
Kathleen F. Burke	$196,837	$4,203,462	(3)	$-		$4,400,299
David P. Henry	$137,447	$3,291,821	(3)	$-		$3,429,268
James A. Schreiner	$83,847	$3,186,668	(3)	$-		$3,270,515
Voluntary Termination or Retirement
Ramakumar Mayampurath	$60,096	$-	(4)	$-		$60,096
Kathleen F. Burke	$196,837	$3,874,437	(4)	$-		$4,071,274
David P. Henry	$137,447	$-	(4)	$-		$137,447
James A. Schreiner	$83,847	$-	(4)	$-		$83,847
Within 24 Months Following a Change-in-Control:
• Termination by the Company Without Cause
• Resignation for Good Reason
Ramakumar Mayampurath	$2,325,721	$4,204,406	(5)	$28,273	(6)	$6,558,400
Kathleen F. Burke	$2,053,087	$4,203,462	(5)	$40,795	(6)	$6,297,344
David P. Henry	$2,006,197	$3,291,821	(5)	$39,812	(6)	$5,337,830
James A. Schreiner	$2,033,847	$3,186,668	(5)	$39,812	(6)	$5,260,327

(1)
For termination by the Company without cause, reflects a lump sum payment equal to 12 months base salary and accrued but unused vacation that we would be required to pay out upon a termination under applicable law and the applicable employment agreement. For each of death, disability, voluntary termination, and retirement, reflects accrued but unused vacation. For termination by the Company without cause or resignation for good reason, each within 24 months following a change in control, reflects a lump sum payment equal to one and one-half times his or her annual base salary, a lump sum payment equal to one and one-half times the annual amount of his or her target cash incentive compensation, a prorated portion of the then-current year’s target cash incentive compensation, and accrued but unused vacation.
(2)
Reflects our estimated cost for continuation of medical, dental, and vision coverage for 12 months.
(3)
Upon death or disability, RSUs fully vest, subject to achievement of any remaining performance criteria. The stated value assumes the vesting of the target number of performance-based RSUs for which achievement had yet to be determined at December 31, 2025.
(4)
Upon retirement (as defined in the RSU agreements), (i) RSUs for Ms. Burke fully vest, subject to achievement of any remaining performance criteria and (ii) RSUs that were granted to Mr. Mayampurath, Mr. Henry and Mr. Schreiner at least one year prior to the retirement date fully vest, in each case subject to achievement of any remaining performance criteria. Upon early retirement (as defined in Ms. Burke’s RSU agreements), time-based RSUs for Ms. Burke fully vest and performance-based RSUs for Ms. Burke still subject to performance criteria vest on a pro rata basis, subject to achievement of such performance criteria. The stated value for retirement for Ms. Burke assumes (i) the vesting of the target number of RSUs under the Adjusted EBITDA RSU agreement granted on February 18, 2025 (for which achievement had yet to be determined at December 31, 2025) and (ii) the vesting of a prorated portion of the target number of RSUs under the rTSR RSU agreements granted on February 15,

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2024 and February 18, 2025 (which were each still subject to performance criteria at December 31, 2025), as Ms. Burke met the requirements for early retirement (but not retirement) as of December 31, 2025. Mr. Mayampurath, Mr. Henry, and Mr. Schreiner did not meet the requirements for retirement as of December 31, 2025.
(5)
Upon termination by the Company without cause or resignation for good reason, each within 24 months following a change in control, (i) time-based RSUs and performance-based RSUs no longer subject to performance criteria fully vest, (ii) the target number of RSUs under the Adjusted EBITDA RSU agreements still subject to performance criteria vest, and (iii) the Converted RSUs from the rTSR RSU agreements still subject to performance criteria fully vest. The stated value assumes the vesting of (i) the target number of RSUs under the Adjusted EBITDA RSU agreements granted on February 18, 2025 and August 4, 2025 (for which achievement had yet to be determined at December 31, 2025) and (ii) the target number of RSUs under the rTSR RSU agreements granted on February 15, 2024, February 18, 2025 and August 4, 2025 (which were each still subject to performance criteria at December 31, 2025).
(6)
Reflects our estimated cost for continuation of medical, dental, and vision coverage for 18 months.

CEO Pay Ratio

We disclose the ratio of our median employee’s annual total compensation to our principal executive officer’s annual total compensation to provide a measure of equitability of pay within our Company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During 2025, our principal executive officer was our Chief Executive Officer, John T.C. Lee. For 2025, the annual total compensation for Dr. Lee was $12,961,940 and the annual total compensation for our median employee was $74,240, resulting in a pay ratio of approximately 175:1.

In accordance with applicable SEC rules, we identified the median employee as of December 1, 2025 (the median employee determination date) by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule for hourly employees), (B) target bonus and commissions (or local country equivalent), (C) actual overtime and double-time received for 2025, and (D) the accounting value of any equity granted during 2025 and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Lee, whether employed on a full-time, part-time, or seasonal basis. For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. Dollars based on the applicable average exchange rates for December 2025. We changed the median employee determination date to December 1 from our prior median employee determination date of December 18 in order to provide our subsidiaries and international payroll providers with additional time to gather compensation data for our active employee population.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance

Tabular Disclosure of Compensation Actually Paid versus Performance

The following table discloses information on “compensation actually paid,” or CAP, to our principal executive officer, or PEO, and the average CAP to our other Named Executive Officers, or non-PEO NEOs, during the previous five fiscal years, alongside Company total shareholder return, or TSR, peer group TSR, net income (loss), and the Company-selected financial performance measure of Adjusted EBITDA.

	Summary		Average Summary Compensation Table Total	Average	Value of Initial Fixed $100 Investment Based On:
Year	Compensation Table Total for PEO(1)	CAP to PEO(2)	for Non-PEO NEOs(3)	CAP to Non-PEO NEOs(4)	TSR	Peer Group TSR(5)	Net Income (Loss) ($ millions)	Adjusted EBITDA ($ millions)(6)
2025	$12,961,940	$24,972,850	$2,829,657	$4,634,447	$110.36	$205.05	$295	$966
2024	$8,760,125	$7,389,231	$1,953,259	$1,818,697	$71.50	$142.03	$190	$927
2023	$7,906,628	$13,215,067	$2,117,764	$3,083,750	$69.95	$121.68	$(1,841)	$863
2022	$8,058,382	$3,494,929	$2,046,599	$759,709	$57.06	$101.05	$333	$854
2021	$7,596,357	$11,383,747	$2,311,088	$3,336,104	$116.37	$129.18	$551	$868

(1)
These amounts reflect the total compensation of our PEO for the previous five years as calculated in accordance with the requirements of Item 402(c) of Regulation S-K, or Item 402(c). Dr. Lee served as our PEO each year presented in the table.
(2)
These amounts reflect CAP for our PEO for the previous five years as calculated in accordance with Item 402(v) of Regulation S-K, or Item 402(v). The table below summarizes the adjustments required to reconcile total compensation from the summary compensation table to CAP of our PEO for the previous five years.

Adjustment	2025	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$12,961,940	$8,760,125	$7,906,628	$8,058,382	$7,596,357
Less Fair Value of Equity Awards Reported in the Summary Compensation Table in the Covered Year	$(10,133,327)	$(7,388,552)	$(5,900,090)	$(5,909,984)	$(4,478,002)
Plus Fair Value of Covered Year Equity Awards Unvested at Fiscal Year-End	$17,901,722	$4,616,322	$9,488,697	$5,503,956	$7,086,150
Year-Over-Year Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year-End	$4,208,225	$121,996	$989,809	$(3,482,934)	$698,646
Change as of the Vesting Date (From the End of the Prior Fiscal Year) in Fair Value of Prior Years’ Equity Awards Vested in the Covered Year	$34,290	$1,279,340	$730,023	$(674,491)	$480,596
Compensation Actually Paid	$24,972,850	$7,389,231	$13,215,067	$3,494,929	$11,383,747

(3)
These amounts reflect the average total compensation of Mr. Mayampurath, Ms. Burke, Mr. Henry, and Mr. Schreiner for 2025; Mr. Mayampurath, Ms. Burke, Mr. Henry, Mr. Schreiner, and Mr. Bagshaw for 2024; Ms. Burke, Mr. Henry, Mr. Schreiner, and Mr. Bagshaw for 2023 and 2022; and Ms. Burke, Mr. Schreiner, Mr. Bagshaw, and Dr. Mark Gitin, our former Executive Vice President and General Manager, Photonics Solutions Division, for 2021, each as calculated in accordance with the requirements of Item 402(c).

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(4)
These amounts reflect the average CAP for our non-PEO NEOs for the previous five years, each as calculated in accordance with the requirements of Item 402(v). The table below summarizes the adjustments required to reconcile average total compensation from the summary compensation table to average CAP for our non-PEO NEOs for the previous five years.

Adjustment	2025	2024	2023	2022	2021
Average Total Compensation from Summary Compensation Table	$2,829,657	$1,953,259	$2,117,764	$2,046,599	$2,311,088
Less Average Fair Value of Equity Awards Reported in the Summary Compensation Table in the Covered Year	$(1,524,347)	$(1,154,794)	$(1,130,850)	$(1,132,739)	$(1,020,430)
Plus Average Fair Value of Covered Year Equity Awards Unvested at Fiscal Year-End	$2,682,749	$833,417	$1,742,044	$1,025,706	$1,577,301
Year-Over-Year Change in Average Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year-End	$567,015	$10,766	$198,872	$(805,502)	$305,120
Change as of the Vesting Date (From the End of the Prior Fiscal Year) in Average Fair Value of Prior Years’ Equity Awards Vested in the Covered Year	$79,373	$176,049	$155,920	$(374,355)	$163,025
Average Compensation Actually Paid	$4,634,447	$1,818,697	$3,083,750	$759,709	$3,336,104

(5)
Peer Group TSR represents TSR for the S&P 1500 Composite Electronic Equipment Instruments & Components Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.
(6)
We selected this measure as the most important in linking 2025 NEO CAP to Company performance because long-term equity incentive compensation comprised the largest percentage of total NEO compensation and Adjusted EBITDA was the financial measure we used to determine achievement under 70% of the performance-based RSUs granted in 2025. Adjusted EBITDA is defined as the Company’s GAAP operating income, excluding any charges or income not related to the operating performance of the Company, plus depreciation and stock compensation expense. For 2024, Adjusted EBITDA excludes the Non-Executive Bonus Adjustment. For 2022, Adjusted EBITDA excludes the results of Atotech, which we acquired in August 2022. For 2021, Adjusted EBITDA excludes the results of Photon Control, which we acquired in July 2021. For further information regarding Adjusted EBITDA and its function in our executive compensation program, see “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Compensation” above.

MKS INC. | 2026 PROXY STATEMENT	81

Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

The following two graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. The first graph below illustrates the relationship among PEO CAP, Average Non-PEO NEO CAP, Company total shareholder return (MKS TSR), and S&P 1500 Composite Electronic Equipment Instruments & Components Index total shareholder return (Peer Group TSR). The second graph below illustrates the relationship among PEO CAP, Average Non-PEO NEO CAP, Company Net Income (Loss), and Company Adjusted EBITDA.

MKS INC. | 2026 PROXY STATEMENT	82

Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance

We disclose below the most important measures we used to link 2025 NEO CAP to Company performance. For 2025, Named Executive Officers were granted performance-based equity awards, based on achievement of Adjusted EBITDA and rTSR. For 2025, Named Executive Officers were also eligible for variable cash compensation based on achievement of non-GAAP operating income and adjusted net debt. For further information regarding these measures and their function in our executive compensation program, see “Executive Compensation — Compensation Discussion and Analysis” above.

2025 Most Important Measures

Adjusted EBITDA

Non-GAAP Operating Income

Relative Total Shareholder Return

Adjusted Net Debt

MKS INC. | 2026 PROXY STATEMENT	83

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,110,814	-	3,828,790
Equity compensation plans not approved by security holders	-	-	-
Total	1,110,814		3,828,790

(1)
In connection with our acquisition of ESI in February 2019, we assumed certain RSUs granted under certain ESI equity plans, which we refer to as the ESI Assumed RSUs and which were converted automatically into RSUs with respect to shares of our Common Stock. As of December 31, 2025, the number of shares reflected in column (a) consists of: (i) ESI Assumed RSUs with respect to 1,647 shares of our Common Stock, (ii) RSUs representing the right to receive an aggregate of 918 shares of our Common Stock upon vesting under the 2014 Stock Incentive Plan, (iii) RSUs representing the right to receive an aggregate of 1,108,155 shares of our Common Stock upon vesting under the 2022 Stock Incentive Plan and (iv) RSUs representing the right to receive an aggregate of 94 shares of our Common Stock upon vesting as a result of accrued dividend equivalents on the ESI Assumed RSUs in deferred compensation plans under both the 2014 Stock Incentive Plan and 2022 Stock Incentive Plan.
(2)
As of December 31, 2025, the number of shares reflected in column (c) consists of: (i) 2,647,200 shares available for issuance under our 2022 Stock Incentive Plan and (ii) 1,181,590 shares reserved for issuance under our 2014 Employee Stock Purchase Plan. Shares issued under our 2022 Stock Incentive Plan in respect of RSUs, restricted stock, or other stock-based awards with a per share price lower than 100% of fair market value on the date of grant count against the shares available for grant under the plan as 1.91 shares for every share granted.

MKS INC. | 2026 PROXY STATEMENT	84

OTHER MATTERS

Our Board of Directors does not know of any other matters which may come before the 2026 Annual Meeting. However, if any other matters are properly presented to the 2026 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Expenses and Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. We have retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the 2026 Annual Meeting. We have agreed to pay Innisfree M&A Incorporated $25,000, plus reasonable out-of-pocket expenses, for proxy solicitation services.

Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline for Submission of Shareholder Proposals for the 2027 Annual Meeting

Proposals of shareholders intended to be presented at the 2027 Annual Meeting, must be received by us at our principal office in Andover, Massachusetts no later than December 1, 2026 for inclusion in the proxy statement for that meeting.

In addition, our By-Laws (which are on file with the SEC) require that we be given advance notice of matters that shareholders wish to present for action at an annual meeting of shareholders, including director nominations (other than matters included in our proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to our Secretary at our principal office at least 90 days but no more than 120 days prior to the first anniversary of the preceding year’s annual meeting or it will be considered untimely. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a shareholder’s notice must be received no earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the seventh day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Assuming that the 2027 Annual Meeting is not advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the 2026 Annual Meeting, shareholders will need to give us appropriate notice at the address noted above no earlier than January 11, 2027 and no later than February 10, 2027. The advance notice provisions of our By-Laws contain the requirements of the written notice of shareholders (including the information required by Rule 14a-19 under the Exchange Act) that shareholders must provide our Secretary.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominees may participate in the practice of “householding” notices, proxy statements, and annual reports. This means that only one copy of the Notice, this proxy statement, and the 2025 Annual Report may have been sent to multiple shareholders in your household unless we have received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of any such document to you if you contact us at the following address or telephone number: Investor Relations Department, MKS Inc., 2 Tech Drive, Andover, MA 01810, (978) 284-4705. If you want to receive separate copies of notices, proxy statements, or annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee, or you may contact us at the above address or telephone number.

MKS INC. | 2026 PROXY STATEMENT	85

No Incorporation by Reference

As provided under SEC rules, the “Audit Committee Report,” the “Compensation Committee Report,” and the disclosure under the “Pay Versus Performance” heading are not incorporated by reference into any of our other filings with the SEC, except to the extent we specifically incorporate either report or such disclosure by reference into a filing. This proxy statement includes several website addresses. These website addresses are intended to be inactive textual references only. None of the information on, or accessible through, these websites is part of this proxy statement or is incorporated by reference herein.

By Order of the Board of Directors,

KATHLEEN F. BURKE
Secretary

March 31, 2026

MKS INC. | 2026 PROXY STATEMENT	86

APPENDIX A

AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

MKS Inc.

2022 STOCK INCENTIVE PLAN

(as amended and restated effective May [11], 2026)

1.
Purpose

The purpose of this 2022 Stock Incentive Plan (the “Plan”) of MKS Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.
Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.
Administration and Delegation
(a)
Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)
Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
(c)
Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

MKS INC. | 2026 PROXY STATEMENT	A-1

4.
Stock Available for Awards
(a)
Number of Shares; Share Counting.
(1)
Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to 12,400,274 shares of common stock, no par value per share, of the Company (the “Common Stock”).
(2)
Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as 1.91 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.91 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.91 shares.
(3)
Share Counting. For purposes of counting the number of shares available for the grant of Awards under this Section 4(a) and Section 4(b):
(A)
all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit in Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)
to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan or the sublimit contained in Section 4(b);
(C)
if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR or an RSU that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan and against the sublimit in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D)
shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(E)
shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)
Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. For the avoidance of doubt, each share subject to an Award shall be counted as one share for purposes of this sublimit.

MKS INC. | 2026 PROXY STATEMENT	A-2

(c)
Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000; provided, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash earned or paid or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.
(d)
Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5.
Stock Options
(a)
General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b)
Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of MKS Inc., any of MKS Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)
Exercise Price. The Board shall establish the exercise price of each Option or specify the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)
if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
(2)
if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or
(3)
if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

MKS INC. | 2026 PROXY STATEMENT	A-3

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d)
Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)
Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)
Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)
in cash or by check, payable to the order of the Company;
(2)
except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;
(3)
to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board) provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)
to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;
(5)
to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6)
by any combination of the above permitted forms of payment.
(g)
Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).

MKS INC. | 2026 PROXY STATEMENT	A-4

(h)
No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)
No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6.
Stock Appreciation Rights
(a)
General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)
Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)
Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)
Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)
Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the canceled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.
(f)
No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g)
No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7.
Restricted Stock; RSUs
(a)
General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis (“RSUs”).
(b)
Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)
Additional Provisions Relating to Restricted Stock.
(1)
Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

MKS INC. | 2026 PROXY STATEMENT	A-5

(2)
Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary(as defined below).
(d)
Additional Provisions Relating to RSUs.
(1)
Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.
(2)
Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3)
Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8.
Other Stock-Based and Cash-Based Awards
(a)
General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b)
Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c)
Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9.
Performance Awards
(a)
Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)
Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, earnings per share, earnings per share before or after discontinued operations, interest, taxes, depreciation and/or amortization, bookings, bookings growth, revenue, revenue growth, operating profit before or after discontinued operations and/or taxes, operating expenses, gross margin, operating margin, profit margin, cost savings,

MKS INC. | 2026 PROXY STATEMENT	A-6

inventory management, working capital, customer satisfaction, product quality, manufacturing objectives, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, cash position, earnings growth, cash flow or cash position, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet, income statement or cash flow objectives, total stockholder return or any other performance measure as the Board may determine. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary, non-recurring charges or other events, (ii) gains or losses on the dispositions of discontinued operations, (iii) other non-standard gains or losses, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, (vii) amortization of acquired intangible assets, (viii) acquisition and divestiture related charges or credits, (ix) litigation or claim judgments or settlements (x) gain on sale of assets (xi) excess and obsolete inventory adjustments, (xii) tax effects of adjustments, (xiii) the effect of changes in tax laws or other laws affecting reported results, (xiv) charges for restructuring and reorganization programs and (xv) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(c)
Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.
(d)
Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(1) and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(3) and 8(c), as applicable.
10.
Adjustments for Changes in Common Stock and Certain Other Events
(a)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

MKS INC. | 2026 PROXY STATEMENT	A-7

(b)
Reorganization Events.
(1)
Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)
Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)
In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)
Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)
For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of

MKS INC. | 2026 PROXY STATEMENT	A-8

the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(D)
The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.
(3)
Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11.
General Provisions Applicable to Awards
(a)
Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)
Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)
Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

MKS INC. | 2026 PROXY STATEMENT	A-9

(d)
Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)
Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings or Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)
Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12.
Miscellaneous
(a)
No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)
No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c)
Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

MKS INC. | 2026 PROXY STATEMENT	A-10

(d)
Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor Section 6(e) requiring stockholder approval of any Option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(d) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)
Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)
Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)
Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

MKS INC. | 2026 PROXY STATEMENT	A-11

APPENDIX B

Reconciliation of 2025 Income from Operations to 2025 Non-GAAP Operating Income

(amounts in millions)	Twelve Months Ended December 31, 2025
Income from operations	$528
Amortization of intangible assets	247
Restructuring and other	37
Fees and expenses related to repricing of Term Loan Facility	2
Non-GAAP operating income	$814

Reconciliation of 2025 Gross Debt to 2025 Adjusted Net Debt

(amounts in millions)	December 31, 2025
Gross debt	$4,278
Cash and cash equivalents	673
Foreign exchange rate impact	47
Repurchase of common stock	45
Restructuring and other	28
Convertible debt costs	193
Adjusted net debt	$3,292

Reconciliation of 2025 Net Income to 2025 Adjusted EBITDA

(amounts in millions)	Twelve Months Ended December 31, 2025
Net income	$295
Interest expense, net	198
Other expense, net	16
Provision for income taxes	9
Depreciation	97
Amortization of intangible assets	247
Stock-based compensation	55
Restructuring and other	37
Loss on extinguishment of debt	10
Fees and expenses related to repricing of Term Loan Facility	2
Adjusted EBITDA	$966

Convertible debt costs include certain costs related to our convertible note offering, including debt issuance costs and the purchase of capped calls.

Fees and expenses related to repricing of Term Loan Facility includes direct third-party costs related to the repricing of our term loan facility.

MKS INC. | 2026 PROXY STATEMENT	B-1

Loss on extinguishment of debt includes the non-cash write-off of unamortized debt issuance costs and original issue discount costs incurred from voluntary prepayments and the repricing of our term loan facility.

Restructuring and other includes incremental expenses incurred in connection with restructuring programs and other strategic initiatives, primarily related to changes in business and/or cost structure. Such costs may include third-party services, one-time termination benefits, facility-related costs, contract termination fees and other items that have no direct correlation to our future business operations.

MKS INC. | 2026 PROXY STATEMENT	B-2

MKS INC. 2 TECH DRIVE ANDOVER, MA 01810 SCAN TO VIEW MATERIALS & VOTE MKS ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MKS INC. The Board of Directors recommends you vote FOR the following: 1. The election of the three nominees listed below as Directors, each to serve for a one-year term: Nominees: 01) Peter J. Cannone III 02) Joseph B. Donahue 03) Wissam G. Jabre The Board of Directors recommends you vote FOR the following proposals: 2. The approval of the Amended and Restated 2022 Stock Incentive Plan. 3. The approval, on an advisory basis, of executive compensation. 4. The ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. 5. The approval, on an advisory basis, of a Company proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 25%. Please indicate if you plan to attend this meeting. For All Withhold All For All Except For Against Abstain Yes No To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote AGAINST the following proposal: 6. A shareholder proposal to reduce the threshold percentage of shareholders required to call a special meeting of shareholders from 40% to 10%, if properly presented at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is indicated, this proxy will be voted FOR the election of each of the nominees, FOR Proposals 2, 3, 4, and 5, and AGAINST Proposal 6. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. For Against Abstain Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com. MKS INC. 2026 Annual Meeting of Shareholders May 11, 2026 10:00 AM, Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder of MKS Inc., a Massachusetts corporation (the "Company"), hereby acknowledges receipt of the Notice of 2026 Annual Meeting of Shareholders and Proxy Statement and hereby appoints Kathleen F. Burke and M. Kathryn Rickards, and each of them acting singly, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2026 Annual Meeting of Shareholders of the Company to be held on May 11, 2026 at 10:00 AM, Eastern Time, at MKS Inc., 2 Tech Drive, Andover, MA 01810, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if attending the meeting, on the matters set forth on the reverse side, and, in their discretion, upon any other matters which may properly come before the meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card. UNLESS VOTING THE SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. Continued and to be signed on reverse side